UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )
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Unit Corporation
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UNIT CORPORATION
NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT

Meeting Date:	Wednesday, May 3, 2017

Meeting Time:	11:00 a.m., Central Time

Meeting Place:	Unit Corporation Headquarters
8200 S. Unit Drive
Tulsa, Oklahoma

Dear Stockholder:

On behalf of the board of directors and management, it is my pleasure to invite you to our Annual Meeting of Stockholders to be held on Wednesday, May 3, 2017 at 11:00 a.m., Central Time. The meeting will be held at the company’s headquarters building, located at 8200 S. Unit Drive, Tulsa, Oklahoma. (A map showing the headquarters location is included on the last page of this proxy statement.)
By attending the meeting you will have an opportunity to hear a report on our operations and to meet our directors and officers. There will also be time for questions.
Information about the meeting, including the various matters on which you will act, may be found in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.
We hope that you will be able to attend the annual meeting. However, whether or not you plan to attend the meeting in person, it is important that your shares be represented. Please vote your shares using one of the methods available to you.
If you have any questions concerning the annual meeting or any of the proposals, please contact our investor relations department at (918) 493-7700. If you are a registered stockholder and have questions regarding your stock ownership, you may contact our transfer agent, American Stock Transfer & Trust Company (“AST”) at:
Toll Free Number: (800) 776-9437
Foreign Stockholders: (718) 921-8500
Web Site Address: https://www.astfinancial.com
AST Customer Service Representatives are also available through AST’s “Live Help” Internet service weekdays from 9:00 a.m. to 5:00 p.m., Eastern Time.
I look forward to your participation and thank you for your continued support.
Dated this 23rd day of March 2017.

Sincerely,

J. Michael Adcock
Chairman of the Board

UNIT CORPORATION
8200 S. Unit Drive
Tulsa, Oklahoma 74132
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
______________________________________________________________________________________________________

Time and Date	11:00 a.m., Central Time, Wednesday, May 3, 2017
Place	Unit Corporation Headquarters, 8200 S. Unit Drive, Tulsa, Oklahoma
Items of Business	• elect J. Michael Adcock, Steven B. Hildebrand, Larry C. Payne, and G. Bailey Peyton IV to our board of directors for a three-year term expiring in 2020 (Item No. 1 on the proxy card);
• cast a non-binding advisory vote on executive compensation (“say-on-pay vote”) (Item No. 2 on the proxy card);
• cast a non-binding advisory vote on the frequency of future say-on-pay votes (Item No. 3 on the proxy card);

• approve Amendment Number 1 to the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan to, among other things, increase the number of shares of common stock authorized for issuance under the plan by an additional 2,500,000 shares (Item No. 4 on the proxy card);

• ratify the selection of PricewaterhouseCoopers LLP, Tulsa, Oklahoma, as our independent registered public accounting firm for our fiscal year 2017 (Item No. 5 on the proxy card); and
• transact any other business that properly comes before the meeting or any adjournment(s) of the meeting.
Record Date	March 6, 2017
Voting Options
Most stockholders have four options for submitting their vote:
• via the Internet (please see your proxy card for instructions),
• by phone (please see your proxy card for instructions),
• by mail, using the paper proxy card, and
• in person at the meeting.

Date of this Notice	March 23, 2017

By Order of the Board of Directors,

April Adler
Assistant Corporate Secretary

YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the meeting, we urge you to vote.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 3, 2017

This proxy statement and the accompanying proxy card are being mailed to our stockholders in connection with the solicitation of proxies by the board of directors for the 2017 Annual Meeting of Stockholders. Mailing of this proxy statement will commence on or about March 23, 2017.

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PROXY STATEMENT SUMMARY
Annual Meeting Date: May 3, 2017 ▪ Location: 8200 S. Unit Drive, Tulsa, Oklahoma ▪ Time: 11:00 a.m. central

Voting Matters and Board Recommendations
Proposal	Matter	Board Voting Recommendation	Page Reference
1.	Election of Four Class III Directors for Three-Year Term	“FOR” Each Nominee	Page 41
2.	Advisory Vote to Approve Named Executive Officer Compensation	“FOR”	Page 44
3.	Advisory Vote on the Frequency of Future Say-on-Pay Votes	“EVERY YEAR”	Page 45
4.	Vote on Amendment Number 1 to the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan	“FOR”	Page 45
5.	Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for the Company for 2017	“FOR”	Page 54

Our Board of Directors
						Committee Memberships*
Name	Age	Director Since	Principal Occupation	Independent	# of Other Public Company Boards	A	C	NG
Class I Directors Whose Terms Expire in 2018:
Robert J. Sullivan Jr.	71	2005	Principal, Sullivan and Company	Yes	—			M
Gary R. Christopher	67	2005	Private Investor and Consultant	Yes	—	M	M
Class II Directors Whose Terms Expire in 2019:
William B. Morgan	72	1988	Private Investor	Yes	—	M	M	C
Larry D. Pinkston	62	2004	President and CEO, Unit Corporation	No	—
Carla S. Mashinski	54	2015	Chief Financial Officer, Cameron LNG	Yes	—	M	C
Class III Directors - Nominees for Election at the 2017 Annual Meeting:
J. Michael Adcock	68	1997	Chairman, Unit Corporation Co-Trustee, Bodard Trust	Yes	—
Steven B. Hildebrand	62	2008	Private Investor	Yes	—	C	M
Larry C. Payne	69	2011	President and CEO, LESA and Associates, LLC	Yes	1	M		M
G. Bailey Peyton IV	61	2011	President, Peyton Holdings Corporation	No	—

*	A= Audit Committee; C = Compensation Committee; NG = Nominating & Governance Committee; M = Member; C = Chair

Corporate Governance Highlights
•	Majority voting policy with director resignation provision	•	All directors attended 100% of his or her 2016 board or committee meetings
•	Stock ownership guidelines for directors and NEOs	•	Policy prohibiting hedging or pledging of our stock
•	Compensation “clawback” policy for any cash or equity awards granted under our stock and incentive compensation plan	•	Robust Code of Conduct and Corporate Governance Guidelines
•	Over 3/4ths of our directors are independent	•	All committees consist solely of independent directors
•	Executive session of non-management directors held regularly	•	At least one annual non-management executive session is attended by only independent directors
•	No poison pill	•	Limited and modest perquisites
•	Annual say-on-pay vote	•	Regular review of committee charters and corporate governance guidelines
•	Separate Chairman and CEO	•	Independent Board Chairman

2016 Performance - Segment Highlights
Oil and Natural Gas	Contract Drilling	Mid-Stream
Sold non-core assets with proceeds of $67.7 million	Increased number of drilling rigs in service from a low of 13 to 21 at year end	Gas gathered volumes increased 18% over 2015
Resumed drilling activities in 4th quarter	Placed into service 9th BOSS drilling rig	Four new well pads connected to Pittsburgh Mills system
Two drilling rigs placed into service - one in the Southern Oklahoma Hoxbar Oil Trend (SOHOT) play and the other in the Granite Wash play	Sold one old SCR drilling rig	Began operating new Snow Shoe gathering system in Pennsylvania
	Achieved best safety performance record in history	Completed construction of pipeline connection adding 19 MMCf per day fee based volume at Cashion facility

2016 Executive Compensation Actions of Note
•	Salaries frozen at 2015 levels, plus the CEO and the Executive Vice President of the contract drilling segment took voluntary salary reductions of $100,000 and $32,038, respectively.
•	Annual bonus targets reduced by 50% compared to 2014 bonus targets (no 2015 bonuses were paid).
•
Restricted stock awards granted at only 69% of salary for CEO and an average of 51% of salary for the other NEOS receiving stock awards (based on grant date stock price times number of shares granted), compared to previously established targets of 400% of salary for CEO and 329% of salary for the other NEOs.

Please note that this proxy statement summary highlights some of the important information contained in this proxy statement and does not include all of the information you should consider before casting your vote. Please read all of the proxy statement before voting.

QUESTIONS AND ANSWERS

Q:	Why am I receiving these materials?

A:
The board of directors of Unit Corporation, a Delaware corporation, is providing these proxy materials to you in connection with our annual meeting of stockholders. The meeting will take place on May 3, 2017. As a stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	What is included in these materials?

A:	These materials include:

•	this Notice of the Annual Meeting of Stockholders and Proxy Statement (“proxy statement”); and

•	our Annual Report for the year ended December 31, 2016 (“annual report”).
If you requested printed versions of these materials by mail, they also include the proxy card or vote instruction form for the annual meeting.

Q:	Who can vote?

A:	You can vote if you were a stockholder at the close of business on the record date, March 6, 2017. On that date, there were 52,254,791 shares outstanding and entitled to vote at the meeting.

Q:	What information is contained in this proxy statement?

A:	The information relates to the various proposals to be voted on at the meeting, the voting process, the compensation of our directors and certain executive officers, and other required information.

Q:	What is an “NEO?”

A:	An NEO is one of the “named executive officers” for whom we provide compensation information in this proxy statement. For purposes of this proxy statement, our NEOs are:

•	Larry D. Pinkston, our CEO and President;

•	Mark E. Schell, our Senior Vice President, General Counsel, and Secretary;

•	David T. Merrill, our Senior Vice President, Chief Financial Officer, and Treasurer;

•	John H. Cromling, our Executive Vice President of Unit Drilling Company; and

•	Bradford J. Guidry, our Executive Vice President of Unit Petroleum Company.

Q:	Can I access the proxy materials on the Internet?

A:	Yes. We place the proxy materials on our website at http://www.unitcorp.com.

Q:	How may I obtain the company’s latest 10-K?

A:	You may go to our website, http://www.unitcorp.com, and download and print a copy of our Form 10-K or you can have one mailed to you at no charge by submitting a request as follows:
Unit Corporation
Attn: Investor Relations
8200 S. Unit Drive
Tulsa, Oklahoma 74132
(918) 493-7700
http://www.unitcorp.com
We will also furnish any exhibit to the Form 10-K if you ask for it.

Q:	Who can attend the meeting?

A:	All stockholders can attend.

Q:	What am I voting on?

A:	You are voting on:

•	the election of J. Michael Adcock, Steven B. Hildebrand, Larry C. Payne, and G. Bailey Peyton IV to the board of directors for terms expiring in 2020;

•	a non-binding advisory resolution to approve executive compensation as disclosed in this proxy statement;

•	a non-binding advisory vote on the frequency of future say-on-pay votes;

•
amendment of the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan to increase the number of shares of common stock authorized for issuance under that plan by 2,500,000 shares and to amend tax withholding provisions to reflect recent changes to applicable accounting standards; and

•	the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017.

Q:	How do I cast my vote?

A:
If you hold your shares as a stockholder of record, you can vote in person at the meeting or you can vote by mail, telephone, or the Internet. If you are a street-name stockholder, you will receive instructions from your bank, broker, or other nominee describing how to vote your shares.

The enclosed proxy card contains instructions for voting by mail, by telephone, or over the Internet. The proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote those shares “For” each of Items No. 1, 2, 4, and 5 and ONE YEAR on Item No. 3.

Q:	How does the board recommend I vote on the proposals?

A:	The board recommends you vote “FOR” each of Items No. 1, 2, 4, and 5, and ONE YEAR on Item No. 3.

Q:	Can I revoke my proxy?

A:	Yes. You can revoke your proxy by:

•	submitting a new proxy;

•	giving written notice before the meeting to our corporate secretary stating that you are revoking your proxy; or

•	attending the meeting and voting your shares in person.

Q:	Who will count the vote?

A:	American Stock Transfer & Trust Company, our transfer agent, will count the vote. A representative of American Stock Transfer & Trust Company will also act as the inspector of election.

Q:	How many votes must be present to hold the annual meeting?

A:
In order to conduct business and have a valid vote at the meeting, a quorum must be present in person or represented by proxies. A quorum is defined as at least a majority of the shares outstanding on the record date and entitled to vote. Under our amended and restated bylaws (“bylaws”) and Delaware law, broker “non-votes” and proxies reflecting abstentions will be considered present and entitled to vote for purposes of determining whether a quorum is present.

Q:	What are broker “non-votes?”

A:
Broker “non-votes” occur when a broker is not permitted to vote shares it holds for a beneficial owner and the beneficial owner does not provide voting instructions. Shares held in a broker’s name may be voted by the broker, but only in accordance with the rules of various national and regional securities exchanges. Under those rules, the broker must follow the instructions of the beneficial owner. If instructions are not provided, the broker may generally vote on routine matters but cannot vote on non-routine matters. This means that if you do not provide voting instructions to your broker for the non-routine items on our agenda, your broker will inform the inspector of election that it does not have the authority to vote your shares with respect to those matters. This is referred to as a “broker non-vote.”

Q:	Which ballot measures are considered “routine” or “non-routine?”

A:
The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017 (Item No. 5) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Item No. 5.

The election of directors (Item No. 1), the advisory vote on executive compensation (Item No. 2), the advisory vote on the frequency of the advisory vote on executive compensation (Item No. 3), and the amendment to the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan (Item No. 4) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Items No. 1, 2, 3, and 4.

Q:	How many votes are required to approve the proposals?

A:
This is not a contested election (an election in which the number of nominees for director is greater than the number of directors to be elected), so directors will be elected by the affirmative vote of a majority of the votes cast. A majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast for Item 1 will include votes for or against a director and exclude abstentions.

Broker “non-votes” will be treated as though they are not votes cast and will not affect the outcome of the director elections.
Approval of Items No. 2, 4, and 5 require the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the proposal. Abstentions on these matters will be treated as votes against the proposals. Broker “non-votes” will be treated as though they are not entitled to vote and will not affect the outcome of these proposals.
Regarding Item No. 3, the frequency option (one, two, or three years) receiving the greatest number of votes will be considered the frequency recommended by the stockholders. Abstentions and broker “non-votes” will have no effect on the outcome of the vote on Item No. 3.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with the transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the company or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.
Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the meeting.
Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	What shares are included on my proxy card?

A:
Your proxy card represents all shares registered to your account in the same social security number and address. However, the proxy card does not include shares held for participants in our 401(k) plan.

Participants in our 401(k) plan will receive from the plan trustee separate voting instruction cards covering these shares. If voting instructions are not received from participants in the plan, the plan trustee will vote the shares in the same proportion as the votes that were cast by participants.

Q:	What does it mean if I get more than one proxy card?

A:
Your shares are probably registered in more than one account. You should vote each proxy card you receive according to the instructions on that specific card. We encourage you to consolidate all your accounts by registering them in the same name, social security number, and address.

Q:	How many votes can I cast?

A:	On each matter, including each director position, you are entitled to one vote per share.

Q:	What happens if additional matters are presented at the meeting?

A:
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted on at the meeting. If you grant a proxy, the persons named as proxyholders, Larry D. Pinkston and Mark E. Schell, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, one or more of the board’s nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for that candidate or candidates as may be nominated by the board on the recommendation of the nominating and governance committee.

Q:	Where can I find the voting results of the annual meeting?

A:
The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by the inspector of election and published in a current report on Form 8-K, which we are required to file with the SEC within four business days following the annual meeting.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:
Stockholder proposals. For a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by our corporate secretary at our principal executive offices no later than November 23, 2017. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Proposals will also need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed as follows:

Corporate Secretary
Unit Corporation
8200 S. Unit Drive
Tulsa, Oklahoma 74132
Fax: (918) 493-7711
For a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to approve that proposal, provide the information required by our bylaws, and give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary:

•	not earlier than the close of business on January 3, 2018; and

•	not later than the close of business on February 2, 2018.
If the date of the stockholder meeting is moved more than 30 days before or 70 days after the anniversary of our annual meeting for the previous year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days before the meeting and no later than the close of business on the later of the following two dates:

•	90 days before the meeting; and

•	10 days after public announcement of the meeting date.
Nomination of director candidates. You may propose director candidates for consideration by the board’s nominating and governance committee. Any recommendations should include the nominee’s name and qualifications for board membership and should be directed to our corporate secretary at the address of our principal executive offices set forth above. In addition, our bylaws permit a stockholder to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to elect the nominee and provide the information required by our bylaws, including a statement by the stockholder identifying (i) the name and address of the stockholder, as they appear on the company’s books, and of the beneficial owner, if any, on behalf of whom the nomination or proposal is made, (ii) the class and number of shares of our capital stock which are owned beneficially and of record by the stockholder (and such beneficial owner, if any), (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or manage risk of a stock price change for or to increase the voting power of such stockholder or beneficial owner with respect to any shares of stock of the corporation, (iv) a representation that the stockholder is a holder of record of our stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the nomination, and (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of the nomination. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary within the January 3, 2018 through February 2, 2018 time period described above.
Copy of bylaw provisions. You may contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our bylaws are also available on our website at http://www.unitcorp.com.

Q:	How is this proxy solicitation being conducted?

A:
We have hired Alliance Advisors, LLC as proxy solicitor to assist in the distribution of proxy materials or solicitation of proxies for our 2017 annual meeting. For its proxy solicitation services, we have agreed to pay $7,000 plus expenses. Some of our investor relations or select management employees may solicit proxies in person, by telephone, and by mail.

None of our employees will receive special compensation for these services, which the employees will perform as part of their regular duties. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	What is the company’s fiscal year?

A:	Our fiscal year is the calendar year period that ends on the 31st of December. Unless otherwise stated, all information presented in this proxy statement is based on our fiscal year.

Q:	How can I obtain the company’s corporate governance information?

A:
Our key governance documents, listed below, can be accessed on our Internet website located at http://www.unitcorp.com. You may also enter http://www.unitcorp.com/investor/governance.html for a direct link to the following information:

•	Our Bylaws;

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Nominating and Governance Committee Charter;

•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics;

•	Accounting and Auditing Complaint Procedures;

•	Integrity Reporting Hotline Procedures;

•	Policy and Procedures with respect to Related Person Transactions; and

•	Director Independence Guidelines.
Our corporate governance webpage also has a link with information about how to report on any accounting, internal controls, or auditing matters that pertain to us as well as how to report any complaints of any dishonest, unethical, or illegal activities. The information on our website is not part of this proxy statement.
CORPORATE GOVERNANCE AND BOARD MATTERS

GENERAL GOVERNANCE INFORMATION
We are committed to having sound corporate governance principles. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website http://www.unitcorp.com/investor/governance.html and copies of these documents may also be obtained from our corporate secretary. These provisions apply to our directors, employees, and officers, including our principal executive officer, principal financial officer, and principal accounting officer. We will post any amendments or waivers to our Code of Business Conduct and Ethics that are required to be disclosed by the rules of either the SEC or the NYSE on our website.
Each year, our directors and executive officers are asked to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Our CEO and general counsel are charged with resolving any conflict of interests not otherwise resolved under one of our other policies.
DIRECTOR INDEPENDENCE CRITERIA
Our director independence standards are available on our website at http://www.unitcorp.com/investor/governance.html. Our board has defined an independent director as a director who the board has determined has no material relationship with the company, either directly, or as a partner, stockholder, or executive officer of an organization that has a relationship with the company. A relationship is “material” if, in the judgment of the board, the relationship would interfere with the director’s independent judgment. Based on the materiality guidelines adopted by the board, a director is not independent if:

•
the director, or the director’s immediate family member received as direct compensation any payment from the company in excess of $120,000 during any twelve-month period within the last three years, other than compensation for board service and pension or other forms of deferred compensation for prior service with the company, except that compensation received by an immediate family member for service as an employee of the company (other than as an executive officer) need not be considered in determining independence;

•
the director is an executive officer or employee of, or his or her immediate family member, is an executive officer of, a company, or other for profit entity, to which the company made, or from which the company received for property or services (other than those arising solely from investments in the company’s securities), payments in excess of the greater of $1 million or 2% of that company’s consolidated gross revenues in any of the last three fiscal years; or

•
the director serves as an executive officer of any tax exempt organization which received contributions from the company in any of the preceding three fiscal years in an aggregate amount that exceeded the greater of $1 million or 2% of that tax exempt organization’s consolidated gross revenues.

Any person who, or whose immediate family member(s), has within the last three years had any of the following relationships with the company does not qualify as an independent director.

•	Former employees. No director will be independent if he or she is currently, or was at any time within the last three years, an employee of the company.

•
Interlocking directorships. No director, and no immediate family member of a director, may currently be, or have been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee.

•
Former executive officers of the company. No director will be independent if he or she has any immediate family member that is currently, or was at any time within the last three years, an executive officer of the company.

•
Former auditor. No director will be independent if (i) he or she or an immediate family member is a current partner of a firm that is the company’s internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm, and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member was at any time within the last three years but is no longer a partner or employee of such a firm and personally worked on the company’s audit within that time.

Additional requirements for audit committee members. A director is not considered independent for purposes of serving on the audit committee, and may not serve on the audit committee, if the director:

•
receives directly or indirectly any consulting, advisory, or compensatory fee from the company, other than fees for service as a director or fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the company (provided that such compensation is not contingent in any way on continued service); or

•
is an affiliated person of the company or its subsidiaries, as determined in accordance with SEC regulations. In this regard, audit committee members are prohibited from owning or controlling more than 10% of any class of the company’s voting securities or such lower amount as may be established by the SEC.

Additional requirements for compensation committee members. A director is not considered independent for purposes of serving on the compensation committee, and may not serve on the compensation committee, if the director:

•	receives directly or indirectly any remuneration as specified for purposes of Section 162(m) of the Internal Revenue Code;

•	has ever been an officer of the company;

•
has a direct or indirect material interest in any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships required to be disclosed under SEC Regulation S-K Item 404(a) and involving, generally, amounts in excess of $120,000; or

•	otherwise has a relationship that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member.
DIRECTOR INDEPENDENCE DETERMINATIONS
The board has determined that at the present time J. Michael Adcock, Gary R. Christopher, Steven B. Hildebrand, William B. Morgan, Carla S. Mashinski, Larry C. Payne, and Robert J. Sullivan Jr. have no material relationship with the company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the company) and is independent. There were no transactions between the company and the independent directors that required consideration by the board in making its independence determination, and with respect to G. Bailey Peyton IV, our one outside director who was not categorized as independent, the board considered ordinary course business transactions between the director and the company or its operating subsidiaries. The board has also determined that each of the current members of its three standing committees has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company) and is “independent” within the meaning of both our director independence standards and those of the NYSE and SEC, as currently in effect.
ROLE OF THE BOARD IN OUR RISK MANAGEMENT PROCESS
Oversight of risk management committee. Our board’s oversight of our risk management activities is delegated to our audit committee. The audit committee manages this responsibility by maintaining regular contact with our vice president of corporate planning, who oversees our company’s risk management committee. The risk management committee, staffed by employees of our executive and operations management team, conducts an annual risk analysis. The objective of the analysis is to identify and analyze factors that might pose a significant risk to the company as a whole. As necessary and feasible, remediation plans are developed for the highest priority risks. The vice president of corporate planning provides periodic progress reports directly to the audit committee, which provides input and direction that is communicated back to the risk management committee. The audit committee keeps the full board updated on the ongoing risk management activities of the company and reports any significant findings to the board. In addition, management discusses its highest priority risks and remediation plans with the full board.
Oversight of hedging activities. We hedge some of our oil, natural gas, and natural gas liquids production. The objective of our hedging program is to manage, to a degree, our exposure to changes in commodity prices. Any risk to our company from our hedging activities is overseen by our board. The board defines the scope of our permissible hedging or derivatives activities.  The audit committee (and, ultimately, the board) monitors our hedging activities on an ongoing basis.
BOARD STRUCTURE AND COMMITTEES
Our board is structured so the principal executive officer (our CEO) and board chair positions are separate. Our Corporate Governance Guidelines provide that the board has no policy regarding separation of these positions. Our board believes that the decision to combine or separate these positions should be made based on the qualities of the individuals being considered to fill them. Our board’s oversight of risk management has not affected our leadership structure.
Our leadership structure results from specific facts and circumstances and not a specific governance policy. When Mr. Nikkel stepped down as Chairman at the end of 2016, Mr. Adcock, an independent director, was elected to fill the Chairman position, continuing with our most recent practice of separating the Chairman and CEO positions. Mr. Adcock has presided over executive sessions of the board for several years, has an extensive history with and knowledge about the company, and has public company executive experience and experience serving as a board chairman for private and non-profit organizations. The board believes that Mr. Adcock is very qualified to assume the position of Chairman of the Board. Our board further believes that, at this time and based on the individuals involved, continuing to maintain the separation of the CEO and Chairman positions is the most appropriate leadership structure.
As our independent chairman, Mr. Adcock presides over the executive sessions of the board.
As of the date of this proxy statement, our board has nine directors and these three standing committees:

•	audit;

•	compensation; and

•	nominating and governance.
The board is divided into three classes. Classes I and II are each structured to comprise three directors (although there is a vacancy in Class I), and Class III is structured to comprise four directors. Directors serve for a three-year term.
Each standing committee operates under a written charter adopted by the committee. Each committee’s charter is available at our website at http://www.unitcorp.com/investor/governance.html. In addition, copies of these charters may also be obtained from our corporate secretary.
During 2016, the board held eight meetings. In 2016, each director attended 100% of both the board meetings and any committee meetings held by committees on which he or she then served. Directors are encouraged to attend our annual meeting of stockholders. All directors who were board members on the date of our last annual stockholders meeting attended that annual meeting. Besides meetings, the board and its committees may occasionally act by unanimous consent.

This table identifies the current membership of each standing committee, and the number of meetings each committee held during 2016:

DIRECTOR	COMMITTEE MEMBERSHIP
	Audit	Compensation	Nominating and Governance
Gary R. Christopher	x	x
Steven B. Hildebrand	x*	x
Carla S. Mashinski	x	x*
William B. Morgan	x	x	x*
Larry C. Payne	x		x
Robert J. Sullivan Jr.			x
Number of meetings	9	5	3

*	Designates the chair of the committee.
Note: During 2016, J. Michael Adcock was chair of the compensation committee and a member of both the audit and nominating and governance committees. He was elected as chairman of the board on December 31, 2016, at which time he was replaced by Carla Mashinski as chair and member of the compensation committee. He resigned from the audit and nominating and governance committees on February 21, 2017 in order to permit more time to focus on his new responsibilities as chairman of the board.
Audit Committee. The committee’s responsibilities include:

•	selecting our independent registered public accounting firm;

•	approving all audit engagement fees and terms;

•	pre-approving all audit and non-audit services to be rendered by our independent registered public accounting firm;

•	reviewing and approving our annual and quarterly financial statements;

•	overseeing our relationship with our independent registered public accounting firm;

•	overseeing our internal audit functions;

•
reviewing with our independent registered public accounting firm and our internal audit department and management any significant matters regarding internal controls over financial reporting that may come to their attention during the conduct of their audit;

•	recommending to our board whether the financial statements should be included in our annual report on Form 10-K;

•	reviewing our earnings press releases, and our policies regarding the publication of our earnings and other financial information;

•	monitoring our ongoing risk assessment and management activities; and

•	monitoring our hedging activities on an ongoing basis.
This committee has the authority to form and delegate authority to subcommittees, to delegate authority to one or more of its members, and to obtain advice and assistance and receive appropriate funding from the company for outside legal, accounting, or other advisors, as the committee deems necessary or appropriate to carry out its duties. The committee has established procedures for the receipt, retention, and treatment (on a confidential basis) of complaints received by the company, the board, or the audit committee, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in the Accounting and Auditing Complaint Procedures posted on our website. The report of the audit committee is included at page 39.
Compensation Committee. Our compensation committee has overall responsibility for approving and evaluating director and executive officer compensation plans, policies, and programs. In carrying out these responsibilities the committee:

•	annually reviews and approves any corporate goals and objectives relevant to our CEO’s compensation, and makes recommendations to the board on our CEO’s compensation;

•	recommends to our board the compensation of our other executive officers and certain key employees;

•	reviews the severance arrangements, change-in-control agreements, and any special or supplemental benefits or plans (if any) applicable to our NEOs;

•	administers any director and employee compensation plans, policies and programs, and discharges its duties under those plans;

•	annually evaluates the risk associated with our compensation programs and practices;

•	recommends director compensation;

•	reviews and approves the “compensation discussion and analysis” included in our proxy statement; and

•
retains and approves the fees for any compensation consultants or other advisors that assist the committee in its evaluation of director, CEO, or executive officer compensation, and assesses the independence of any such advisors.

This committee has the authority to form and delegate authority to subcommittees and to delegate authority to one or more of its members. For additional information on the operations of the committee, see “Compensation Discussion and Analysis – Administration of our executive compensation program – overview of the process.” The compensation committee report is included at page 17.
Nominating and Governance Committee. This committee’s responsibilities include:

•	advising the board on corporate governance matters;

•	advising the board on the size and composition of the board;

•	identifying those individuals qualified to become board members, consistent with any criteria approved by the board;

•	recommending a slate of nominees for election to the board and recommending membership to each board committee;

•	reviewing the continuing qualification of our directors to serve on the board and its committees;

•	reviewing any candidates recommended by our stockholders;

•	leading the board and its committees in an annual self-assessment;

•	considering and resolving questions of possible conflicts of interest of board members or the company’s senior executives; and

•	identifying best practices and recommending corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance.
CONSIDERATION OF NOMINEES FOR DIRECTOR
Stockholder nominees. The nominating and governance committee is charged with evaluating any properly submitted stockholder nominations for candidates for membership on our board as described below under “Identifying and evaluating nominees for directors; diversity policy.” In evaluating nominations, the committee seeks (but is not obligated) to achieve a balance of diversity, age, knowledge, skills, experience, and expertise on the board. Any stockholder nominations submitted for consideration by the committee should include the nominee’s name and qualifications for board membership and should be addressed to:
Corporate Secretary
Unit Corporation
8200 S. Unit Drive
Tulsa, Oklahoma 74132
Our bylaws permit stockholders to nominate directors for consideration at an annual stockholders meeting. For a description of the process for nominating directors under our bylaws, see “QUESTIONS AND ANSWERS - What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”
DIRECTOR QUALIFICATIONS
General director qualifications. Our Corporate Governance Guidelines contain the criteria our nominating and governance committee uses in evaluating nominees it may recommend for a position on our board. Under these criteria, nominees should meet the board’s qualifications as independent (as applicable) and should have enough time to carry out their duties and provide guidance beneficial to the company’s success. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of the company and its stockholders.
Directors’ specific qualifications. Each current director possesses a combination of attributes that qualifies him or her for service on our board. These attributes can include (but are not limited to): business experience (in general or specific to our industry), knowledge based on specialized education (such as technical industry training, legal, or accounting), and leadership abilities (civic, work-related, or both). We believe the qualifications of our directors, individually and collectively, have made our board an effective and productive one.
At its February 2017 meeting, our nominating and governance committee reviewed the individual qualifications of each of our board members and determined that all directors continue to be qualified for board service and service on the committees of the board on which they serve. Following each of our directors’ biographies beginning on page 41, we have listed the attributes believed to qualify them for service on our board and its committees.
Our board is a mix of personalities, backgrounds, and experiences. This mix gives proof to the adage that the sum is greater than the individual parts. Our board has historically worked well together to ably guide the company, and we believe it will continue to do so.

Identifying and evaluating nominees for directors; diversity policy. The nominating and governance committee uses various means to identify and evaluate individuals being considered for a position on our board. The committee assesses the appropriate size of the board (within the size limits in our corporate charter), and whether any vacancies on the board are expected due to retirement or otherwise. If vacancies are anticipated (or otherwise arise), the committee undertakes to identify those potential candidates it believes will make good decisions and be able to contribute to the company in a meaningful way. Candidates may come to the attention of the committee through board members, professional search firms, stockholders, or other persons. Candidates are evaluated at regular or special meetings of the committee and may be considered at any point during the year. It is the committee’s responsibility to consider any properly-submitted stockholder nominations for candidates for the board, verify the stockholder status of persons proposing candidates, and then submit its recommendations to the full board.
Our Corporate Governance Guidelines set forth our position regarding diversity. Our board is committed to inclusiveness in selecting candidates for board membership. Within the context of our fiduciary duties, applicable law and regulations, and the membership of the board at the time, our nominating and governance committee will try to include women, minority candidates, and candidates from non-traditional environments (such as government, academia, and non-profit organizations) in the pool from which board nominees are chosen. Although there is no specific implementation plan, achievement of our diversity goals is evaluated annually as part of our board self-evaluations.
EXECUTIVE SESSIONS
Our board met in regularly scheduled executive sessions of non-management directors during 2016, one of which was attended only by independent directors of the board. The sessions were scheduled and presided over by Mr. J. Michael Adcock, who, before his December 31, 2016 election as chairman of our board, served as the presiding independent director and chair of the executive sessions. As independent board chairman, Mr. Adcock will continue to schedule and preside over executive sessions. Any non-management director can request that an executive session be scheduled.
Any interested party may communicate directly with the chairman by writing to:
Mr. J. Michael Adcock
c/o Corporate Secretary
Unit Corporation
8200 S. Unit Drive
Tulsa, Oklahoma 74132
CONTACTING OUR BOARD
Individuals may communicate with our board by submitting an e-mail to the board in care of the company’s corporate secretary at mark.schell@unitcorp.com or sending a letter to the Board of Directors, c/o Corporate Secretary, at: Unit Corporation, 8200 S. Unit Drive, Tulsa, Oklahoma 74132.
The chair of the nominating and governance committee has been designated as the person to receive communications directed to non-management directors. Our stockholders may write to the chairman of this or any other board committee or to the outside directors as a group c/o Mark E. Schell, Senior Vice President and General Counsel, at: Unit Corporation, 8200 S. Unit Drive, Tulsa, Oklahoma 74132.
Stockholder communications are distributed to the board, or to the appropriate individual director or directors, depending on the facts and circumstances of the communication. However, at the request of the board, certain items not related to the duty and responsibilities of the board are excluded, such as advertisements, junk mail, mass mailings, spam, and surveys.
BOARD AND COMMITTEE EVALUATIONS
Each year the board evaluates its performance and effectiveness. Each director completes a board evaluation form to solicit feedback on specific aspects of the board’s role, organization, and meetings. The collective ratings and comments are compiled by or for the chairman of the nominating and governance committee, and presented by him to and discussed with the full board. Additionally, each of the three standing board committees annually evaluates its performance through a committee evaluation form, and a report summarizing the results is distributed to and discussed by each committee.

DIRECTORS’ COMPENSATION AND BENEFITS

CASH COMPENSATION
Only non-employee directors receive compensation for serving as a director. The various components of the 2016 cash compensation paid to our non-employee directors are as follows:

Annual retainer (payable quarterly)	$60,000
Annual retainer for each committee a board member serves on (payable quarterly)	$3,500
Each board meeting attended	$1,500*
Each committee meeting attended	$1,500*
Additional compensation for service as chairman of the board	$25,000
Additional compensation for service as chair of the audit committee	$15,000
Additional compensation for service as chair for each of the compensation committee and nominating and governance committee	$6,000
Reimbursement for expenses incurred attending stockholder, board, and committee meetings	Yes
Range of total cash compensation (excluding expense reimbursement) earned by directors for 2016	$72,000 to $115,000

*	Fees are sometimes waived for telephonic meetings of the board or a committee.

EQUITY AWARDS
Under the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan (the “stock plan”), we may make annual equity awards to our non-employee directors. Under the stock plan, the annual maximum number of awards to any one non-employee director are: for Options and SARS: 80,000; for Restricted Stock and Restricted Stock Units: 50,000; for Performance Shares and Performance Units: 50,000; for Cash-Based Awards: $500,000; and for Stock Awards: 50,000. In February 2016, the compensation committee determined that the 2016 director equity award should be granted the day after the annual organizational board meeting in the lesser of 10,000 shares or that number of shares valued at $110,000 based on the NYSE closing common stock price on the grant date. The $110,000 award value was determined to be a reasonable and competitive value for director stock awards based on previous compensation committee review of market surveys and peer company information about equity award practices for directors in the overall context of director compensation. The 10,000 maximum share cap for the awards was used to limit the potential shares awarded because of the volatile and unusually low price of the company’s common stock when the decision was made, and because the committee believed that awards at the capped maximum would be a fair annual equity award for the directors because of the unfavorable economic condition of the energy industry. Based on the closing price of our common stock on the NYSE on the day after our 2016 annual meeting, each non-employee director received 10,000 shares of restricted stock as the equity component of his or her 2016 director compensation. The 2016 awards vest in three equal annual installments on May 14th in each of 2017, 2018, and 2019. If a director’s service terminates before all shares have vested, the unvested shares will be forfeited unless the termination of service is due to death, disability, a change of control (see “Change-in-Control Arrangements -- Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan,” on page 34 for definition), or, unless the committee specifically determines otherwise on a director’s retirement, in which case all unvested shares will accelerate and vest 100% as of the date of death, disability, change of control, or whenever the compensation committee decides with retirement. Shares that are issued under the stock plan can be clawed back if certain specified instances of director misconduct occur.
Before 2012, we made annual equity grants to our non-employee directors under the Unit Corporation 2000 Non-Employee Directors’ Stock Option Plan (the “option plan”). As of March 6, 2017, 84,000 shares are subject to outstanding options held by current non-employee directors. Previously, under the option plan, each non-employee director automatically received an option to purchase 3,500 shares of our common stock on the first business day following each annual meeting of our stockholders. The option exercise price was the NYSE closing price of our common stock on that date. Payment of the exercise price can be made in cash or in shares of common stock held by the director for at least one year. No stock option can be exercised during the first six months of its term except in the case of death. Each option has a ten-year term. No future awards will be made under the option plan.

DIRECTOR COMPENSATION TABLE
This table shows the total compensation received in 2016 by each of our non-employee directors:

DIRECTOR COMPENSATION FOR 2016
Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
J. Michael Adcock	114,000	101,600	n/a	n/a	n/a	-	215,600
Gary R. Christopher	100,000	101,600	n/a	n/a	n/a	-	201,600
Steven B. Hildebrand	115,000	101,600	n/a	n/a	n/a	-	216,600
Carla S. Mashinski	83,625	101,600	n/a	n/a	n/a	-	185,225
William B. Morgan	114,000	101,600	n/a	n/a	n/a	-	215,600
John G. Nikkel*	97,000	443,575	n/a	n/a	n/a	-	540,575
Larry C. Payne	97,000	101,600	n/a	n/a	n/a	-	198,600
G. Bailey Peyton IV	72,000	101,600	n/a	n/a	n/a	-	173,600
Robert J. Sullivan Jr.	80,000	101,600	n/a	n/a	n/a	-	181,600
*Retired from the Board of Directors effective December 31, 2016.
Notes to table:

(1)	Represents cash compensation for board and committee meeting attendance, retainers, and service as a board or committee chair.
(2)    On May 5, 2016, each director was granted a restricted stock award for 10,000 shares with a grant date fair value of $101,600. The amounts included for each director except Mr. Nikkel in the “Stock Awards” column are aggregate grant date fair value computed under FASB ASC Topic 718 based on a stock price of $10.16, reflecting the fair market value on May 5, 2016, the date of grant. The amount included for Mr. Nikkel reflects the grant date fair value of the May 5, 2016 stock award as well as the incremental cost of the December 2016 modification of Mr. Nikkel’s outstanding awards to permit vesting according to the original vesting schedule after his December 31, 2016 retirement, calculated as of the effective date of the modification under FASB ASC Topic 718. This incremental cost, broken down by grant, was $268,700 for the May 2016 award that was modified in the year of grant, $57,878 for modification of the shares remaining unvested under the May 2015 director stock award, and $15,397 for the modification of the shares remaining unvested under the May 2014 director stock award. The non-employee directors have the following aggregate number of shares subject to stock and option awards outstanding at December 31, 2016:

	Stock Awards	Options
J. Michael Adcock	12,727	14,000
Gary R. Christopher	12,727	17,500
Steven B. Hildebrand	12,727	10,500
Carla S. Mashinski	10,000	-
William B. Morgan	12,727	17,500
John G. Nikkel	12,727	17,500
Larry C. Payne	12,727	3,500
G. Bailey Peyton IV	12,727	3,500
Robert J. Sullivan Jr.	12,727	17,500

OWNERSHIP OF OUR COMMON STOCK BY BENEFICIAL OWNERS AND MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS
This table shows the number of shares of our common stock beneficially owned by each current director, each NEO, and all current directors and executive officers as a group as of March 10, 2017, with all shares directly owned unless otherwise noted:

STOCK OWNED BY OUR DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS OF MARCH 10, 2017
Name of Beneficial Owner	Common Stock (1) (a)	Stock Appreciation Rights and Options Exercisable within 60 days (3) (b)	Unvested Common Stock (4) (c)	Total (d)
J. Michael Adcock	25,491 (2)	14,000	12,727	52,218
Gary R. Christopher	29,600	17,500	12,727	59,827
Steven B. Hildebrand	14,600 (2)	10,500	12,727	37,827
Carla S. Mashinski	-	-	10,000	10,000
William B. Morgan	15,100	17,500	12,727	45,327
Larry C. Payne	9,600	3,500	12,727	25,827
G. Bailey Peyton IV	35,150	3,500	12,727	51,377
Robert J. Sullivan Jr.	7,600	17,500	12,727	37,827
Larry D. Pinkston	210,232	47,529	237,874	495,635
Mark E. Schell	135,235	17,427	102,715	255,377
David T. Merrill	87,304	15,843	102,715	205,862
John H. Cromling	84,508	10,456	102,715	197,679
Bradford J. Guidry	108,218	-	28,141	136,359
All directors and executive officers as a group* (14 people)	797,592	175,255	745,173	1,718,020

*
Each named director and officer individually owns less than one percent of our outstanding shares of common stock and collectively the directors and officers own 3.28%. To calculate this percentage ownership, the total number of shares outstanding includes the shares issued and outstanding (which includes the “Unvested” restricted stock identified in column (c)) plus the number of shares that any named owner may acquire within 60 days.

Notes to table:

(1)
Includes these shares of common stock held under our 401(k) thrift plan: Mr. Pinkston, 10,844 shares; Mr. Schell, 45,656 shares; Mr. Merrill, 13,960 shares; Mr. Cromling, 7,175 shares; Mr. Guidry, 27,455 shares; and directors and executive officers as a group, 111,352 shares. Amount for Mr. Pinkston also includes 600 shares owned by his son. Reflects these shares held jointly with spouses: Mr. Schell 89,578 shares, Mr. Cromling, 77,164 shares, Mr. Guidry 80,763 shares, Mr. Christopher, 10,600 shares, and Mr. Peyton, 35,150 shares. Excludes unvested restricted stock, which is set forth separately in column (c).

(2)
Of the shares listed as being beneficially owned, these individuals disclaim any beneficial interest in shares held by spouses, trusts or for the benefit of family members: Mr. Adcock, 17,891 shares and Mr. Hildebrand, 7,000 shares.

(3)	The stock appreciation rights (all settled in stock) and options have all vested, but have not been exercised.

(4)
Represents unvested shares of restricted stock over which the named executive officer or director has voting power but not investment power. Amounts include 156,410 shares for Mr. Pinkston, 21,106 shares for Mr. Guidry, 67,359 shares each for Messrs. Schell, Merrill, and Cromling, and 427,429 shares for our executive officers (including the NEOs) as a group that have voting rights and vest based on performance criteria.

STOCKHOLDERS OWNING MORE THAN 5% OF OUR COMMON STOCK
This table sets forth information about the beneficial ownership of our common stock by stockholders who own over five percent of our common stock.

STOCKHOLDERS WHO OWN MORE THAN 5% OF OUR COMMON STOCK
Name and Address	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
FMR LLC 82 Devonshire Street Boston, MA 02109	6,454,587	12.4%
Black Rock, Inc. 40 East 52nd Street New York, NY 10022	6,204,980	11.9%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,192,011	9.9%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 99403	3,399,300	6.5%
Notes to table:

(1)
Beneficial ownership is based on the Schedule 13G, 13G/A, or 13D most recently filed by the stockholder or other information provided to us. Beneficial ownership may under certain circumstances include both voting power and investment power. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(2)	Based on the number of issued and outstanding shares of our common stock as of March 6, 2017.
EXECUTIVE COMPENSATION

OVERVIEW OF NEOs’ 2016 COMPENSATION
This table summarizes the major components of our NEOs’ 2016 compensation:

OVERVIEW OF NEOs’ 2016 COMPENSATION
Name	Salary	Cash Bonus		Shares of Restricted Stock
		Performance Based	Discretionary	Time Vested	Performance Based
Larry D. Pinkston	$761,500*	$257,494	$190,375	39,103	58,654
Mark E. Schell	$452,300	$107,059	$79,153	16,884	25,328
David T. Merrill	$452,300	$107,059	$79,153	16,884	25,328
John H. Cromling	$420,262*	$96,353	$71,237	16,884	25,328
Bradford J. Guidry	$452,300	$107,059	$79,153	—	—
*Reflects voluntary salary reductions of $100,000 for Mr. Pinkston and $32,038 for Mr. Cromling.
Please see the Summary Compensation Table, page 27, for complete 2016 compensation information.
PROTECTING THE INTEGRITY OF OUR COMPENSATION PRACTICES
These compensation practices are included in our compensation program:

•
Clawback rights – Under the terms of our award agreements, we have long included the right to “clawback” our long-term or short-term incentive compensation paid to any participant, including our NEOs and directors, who commits acts of fraud or dishonesty, including those that result in a financial restatement. Our Seconded Amended and Restated Stock and Incentive Compensation Plan, approved by our stockholders in 2015, added a mandatory clawback provision to that plan.

•
Performance metrics – In 2016 and 2017, 60% of our long-term incentive awards were awarded subject to performance metrics. Our NEOs’ 2016 annual bonus program was structured to be 100% performance-based to the extent it required attainment of a minimum performance level of adjusted EBITDA to pay out at any level, and our 2017 bonus program is also structured to require a minimum performance level of adjusted EBITDA to pay out at any level.

•
Stock ownership and retention guidelines for directors and NEOs – We have stock ownership and retention guidelines applicable to our NEOs and directors. Within five years of election, and subject to the requirement that 50% of net shares awarded be held until the assigned levels are met, our CEO must hold shares valued at five times base salary, our other NEOs must hold shares valued at three times base salary, and our directors must hold shares valued at three times annual retainer. Required holdings are calculated on the later of the adoption of the policy or election as an officer or director and as more particularly described in our stock ownership policy, appended to our corporate governance guidelines, available on our website at http://www.unitcorp.com/investor/governance.html. All our NEOs and eight of our nine directors hold shares above required holding levels. Ms. Mashinski, our newest director and the only one not yet holding the full number of shares required under the policy, will hold more than the required number of shares when 2016 annual director stock awards fully vest in May 2019, which is within the five-year time frame for compliance allowed under the policy.

•
Hedging and Pledging Policy – We have a policy prohibiting our directors and NEOs (and any other officers filing Section 16 reports with the SEC) from hedging or pledging our common stock. Based on their answers to our most recent directors and officers questionnaires, no directors or NEOs have hedged or pledged company stock.

•
Ongoing compensation risk assessment – Our compensation committee conducts a formal annual compensation risk assessment. The committee has determined that, as designed, there are adequate design features and controls in place to ensure that our compensation plans and practices do not encourage unnecessary risk-taking and are not reasonably likely to have a material adverse effect on us.

•
Minimum vesting requirements on equity awards – We have minimum vesting requirements for all awards (other than SARs or options) under our stock and incentive compensation plan, which provides that for other than SARs and options, awards under the plan will be subject to a minimum three-year vesting period unless performance-based, in which case the vesting period will be at least one year, subject to the right of the committee to grant up to five percent of shares available for grant under the plan free of these restrictions.

•
Prohibition of Option Repricing – Except in connection with corporate transactions involving the company (such as dividends, stock splits, reorganization, mergers, etc.), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other awards, options or SARs without stockholder approval.

COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed with our management the following compensation discussion and analysis. Following that review and discussion, the compensation committee recommended to our board that the compensation discussion and analysis be included in this proxy statement and incorporated into our annual report on Form 10-K for fiscal year 2016 by reference to this proxy statement.
The members of the compensation committee are:
Carla S. Mashinski – Chair since December 31, 2016
William B. Morgan
Steven B. Hildebrand
Gary R. Christopher
J. Michael Adcock (Chair and committee member until December 31, 2016)
COMPENSATION DISCUSSION AND ANALYSIS
To assist you in reviewing our compensation discussion and analysis, we have arranged our discussion into these sections, each of which may have its own subsections:

•	Our general compensation objectives

•	Elements of our compensation program

•	Our compensation policies and program as they relate to risk management

•	Effect of stockholder say-on-pay vote on compensation decisions

•	Administration of our executive compensation program – overview of the process

•	Role of compensation consultant

•	Role of CEO

•	Peer group

•	2016 salaries

•	2016 long-term incentive awards

•	2016 annual cash bonus awards

•	2016 compensation decisions pertaining to 2017 compensation

•	Performance-based stock awards vesting during or for fiscal year 2016

•	Stock ownership policy

•	Policy on hedging and pledging our securities

•	No backdating, spring-loading, or repricing of options

•	Non-employee director compensation

•	Accounting and tax considerations

•	Employment agreements
Our general compensation objectives. Our primary goals are to attract, motivate, reward, and retain competent employees. We try to meet those goals in a way that aligns our employees’ interests with our business and financial objectives, and the interests of our stockholders. To do that we:

•	offer a competitive compensation mix comprising competitive salaries, short-term and long-term incentives, and certain additional benefits;

•	reward performance that achieves our business objectives and enhances the performance of our common stock; and

•
link executive compensation to our stockholders’ interests both generally through equity awards as components of executive and non-executive compensation, and more specifically by tying a significant portion of both long- and short-term incentive compensation for our executives to various performance goals.

Elements of our compensation program. Generally, our executive compensation program includes salary, annual cash bonus (also called “short-term incentive awards”), and certain forms of equity awards (also called “long-term incentive awards”). We also make available health, disability and life insurance, certain indemnification protection, 401(k) retirement benefits, separation benefits, and certain limited perquisites. Each element is viewed as a necessary component of the mix required to attract and retain talented executives, reward them for quality performance, and motivate them to focus on both the short- and long-term performance of the company. We believe a competitive salary is required to attract and retain qualified executives. When authorized, annual cash bonuses provide executives with potential earnings based on annual financial and operating results and reward them for short-term successes. Long-term incentive awards are used to motivate both long- and short-term results and aid in the retention of our executives. Compensating our executives for company performance in both the short term and the long term aligns our executives’ compensation with the interests of our stockholders. Indemnification protections, retirement and separation benefits, and general perquisites are commonly included in executive compensation packages offered by our competitors, and providing them helps achieve our compensation goals.

The following chart provides further details about the elements of compensation and benefits that we pay (or offer) our executives and why we do so:

Form of compensation or benefit	Description	Purpose and what it rewards	Interaction with other elements of compensation or benefits
Base Salary	Regular cash income, paid semi-monthly.	Provides competitive and predictable regular compensation and rewards core competence and experience.	Is a fundamental or foundation component of our overall competitive pay mix; serves as a short-term feature to balance long-term incentives.
Cash Bonus (or “short-term incentive compensation”)	Performance-based cash awards under the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan.	Provides an annual incentive award in cash compensation based on the attainment of designated performance measures.	Serves as a short-term incentive to balance long-term incentives; rewards short-term performance, aligning executives’ interests with those of the stockholders in the short term.
Discretionary cash awards. In 2016, we required attainment of a minimum performance level of adjusted EBITDA before any payout.
Provides annual incentive cash compensation and rewards short-term corporate and individual performance, as determined in the committee’s discretion, after attainment of minimum level of performance on adjusted EBITDA.
Serves as a short-term incentive to balance long-term incentives; rewards short-term performance, aligning executive interests with those of the stockholders in the short term.
Long-term Incentives
We generally used awards of restricted common stock as our form of long-term incentive compensation. Pay-out is generally staggered over a vesting period, although we have in the past also awarded retention shares structured to have a one-time “cliff” vesting feature. We tie a significant part of this award to attainment of certain performance criteria.
		Provides long-term incentive to contribute to company performance and rewards corporate performance and continued service with company.	Balances the short-term features of our mix and motivates our executives to enhance corporate performance, further aligning executive interest with stockholder interests.
Indemnification	We indemnify our officers and directors to the fullest extent permitted by law. This is required by our charter, bylaws, and certain contracts.
We include this as a compensation element because it is commonly provided by peer organizations and is valued by our executives. We believe it allows our executives to be free from undue concern about personal liability for their service to the company and it rewards willingness to serve in positions that carry exposure to liability.
Represents a significant component of a competitive executive compensation package.
Medical, Dental, Life and Disability	Available to full-time company employees through our benefit plans. The value of these is not included in the Summary Compensation Table, since they are available on a company-wide basis.	We include this as a compensation element as it is commonly provided by our competitors and it encourages the health of our employees, and adds to employee productivity and loyalty.	Represents a significant component of a competitive executive compensation package.
Other Paid Time-off Benefits	We provide vacation and other paid holidays to full-time employees, including the NEOs.	Rewards continuity of service and is a standard benefit comparable to the vacation benefits provided by competitors.	Works with other elements to create a competitive compensation package.
Unit Corporation Employees’ Thrift Plan [401(k) plan]
Tax-qualified retirement savings plan under which participating employees can contribute up to 99% of their pre-tax compensation, a portion of which the company can match. The company match is generally paid in shares of our common stock.
		A 401(k) plan is a standard corporate benefit and our match to the participants is a competitive feature of our plan. This benefit rewards continuity of service.	Works with our other executive pay components to create a competitive overall executive compensation package.
Unit Corporation Salary Deferral Plan [Non-qualified plan]
Our non-qualified plan allows designated participants to defer salary and cash bonus for tax purposes until actual distribution at termination, death, in service, or under defined hardship. We do not make matching contributions to this plan.
		This element of compensation is a standard benefit at executive levels, and is a component of our program that contributes to our competitiveness. This rewards continuity of service.	Works with our other executive pay components to create a competitive overall executive compensation package.
Separation Benefits
We provide payments to salaried full-time employees in cases of involuntary termination, change-in-control, or on retirement after 20 years of service with the company.
For specifics, see the narrative discussion at “Potential payments on termination or change in control.”
		This component of our program contributes to our competitiveness, and helps retain our employees. This benefit rewards length and continuity of service.	Works with our other executive pay components to create a competitive overall executive compensation package.
Perquisites	We provide a car allowance to our NEOs and pay for certain club memberships.	Compensating with certain perquisites adds to the general attractiveness and competitiveness of our compensation mix, and helps attract and retain the executive talent we value.	Works with our other executive pay components to create a competitive executive compensation program.

Our compensation policies and program as they relate to risk management. The compensation committee conducted an annual compensation risk assessment at its October 2016 meeting. It received information about the company’s compensation policies and programs for both executive and non-executive employees for 2016. Based on its review, the committee concluded the company’s compensation policies or practices did not encourage unreasonable or inappropriate risk taking, nor were they reasonably likely to have a material adverse effect on the company. In concluding this, the committee noted that these features help control or mitigate any potential compensation risks:

•	We use a mix of fixed and variable, short-term and long-term compensation;

•	Total payouts under all incentive award scenarios are not excessive based on compensation surveys and peer compensation level analyses, and are consistent with our ability to pay these amounts;

•	NEOs receive more performance-based compensation than compensation not based on performance;

•	NEO incentive compensation is subject to clawback under specified circumstances;

•	Effective controls are in place to enhance the integrity of recorded results on any performance measures;

•	Our NEOs have high levels of stock ownership, reflecting alignment with our stockholders and providing a continuing incentive to align risk towards increasing stockholder value;

•
Our NEOs have lengthy tenure. Two have been with the company over 30 years, two have been with us over 20 years, and the other has been with the company over 13 years. This tenure evidences a continuing commitment to creating value over the long term; and

•
The NEOs’ performance-based awards have certain risk-mitigating features, including capped maximum payouts; appropriately tiered goals/performance metrics; and overlapping multi-year vesting terms for restricted stock awards.

Effect of stockholder say-on-pay vote on compensation decisions. The committee reviews the results of the previous year’s say-on-pay vote in making its executive compensation decisions. The voting results from the 2016 annual meeting of stockholders reflected that approximately 94% of shares voting on that item approved our 2015 executive compensation detailed in our 2016 proxy statement. The committee viewed the 94% approval rating as affirmation of its general approach to executive compensation and determined to continue setting executive compensation as it had historically been doing, attempting to gauge competitive practices and authorizing compensation within the range of what is deemed competitive and appropriate in our industry. Based on the vote of our stockholders at our 2011 annual meeting, for the last six years we have provided our stockholders an annual say-on-pay vote. The frequency of the say-on-pay vote is once again a voting item on this year’s ballot, and we intend to present future say-on-pay votes with the frequency (every one, two, or three years) that receives the most votes at this year’s annual meeting.
Administration of our executive compensation program – overview of the process. Our executive compensation program is administered by our compensation committee. Additional details about that committee are in the corporate governance section of this proxy statement, under “Compensation Committee.”
The chairman of the compensation committee, our CEO, our vice president of human resources, and any compensation consultant the committee has retained meet several times during the year to analyze the compensation packages for our executive and non-executive employees. (See “Role of CEO,” and “Role of compensation consultant,” for greater detail on this process.) Our CEO will usually make recommendations regarding salaries and any short- or long-term incentives awards for the NEOs besides himself. None of our NEOs has a role in recommending their own compensation.
Each December the committee considers the CEO’s salary recommendations for non-CEO NEOs, along with any peer and market information presented to the committee, and decides as to the appropriate salary for the CEO and the other NEOs. The committee then presents its salary determination to the full board. Salaries that are adjusted from the previous year are effective starting January 1st of the new year. No action is taken regarding annual short-term incentive awards until sometime after the start of the year following the year to which the bonuses relate. This allows time for the complete financial and performance results for the prior year to be considered. Once that information is available the annual bonus awards for the prior year are determined. Long-term incentive awards are made prospectively, usually in the first quarter of the year to which they relate. So, for 2016, salary determinations (in this instance, freezing salaries at 2015 levels) were made in December 2015 effective January 1, 2016, long-term incentive awards were determined in February 2016, and short-term incentive awards were determined in February 2017. Equity awards are effective the date of the committee’s approval of the award.
Generally, once the committee approves the NEOs’ compensation, the only adjustments that might be made before the committee’s next annual review would be those deemed necessary or useful due to a change in circumstances (e.g., a promotion or material increase in responsibility, or if a severe downturn in our industry occurs). No adjustments were made by the committee in any of the years reflected in this proxy statement, although for 2016, Mr. Pinkston and Mr. Cromling voluntarily took salary reductions of $100,000 and $32,038, respectively. It is possible, however, that the committee may make adjustments in the future based on changed circumstances, and those changes would be on an ad hoc basis and could affect any element of compensation based on the actual circumstances.

In selecting our NEOs’ overall compensation package, the committee considers the financial and operating results of the company, generally considering:

•	the growth in each segment of the company;

•	net income, cash flow, and asset base growth;

•	long-term debt levels;

•	any acquisitions made during the year;

•	the attainment of any designated business objectives; and

•	our compensation practices compared to those of other companies.
The committee may also consider any significant changes in or to the industry in which we operate, and general economic conditions. Individual NEO contributions are noted in the context of considering our overall financial and operating results and in evaluating outcomes on any specific performance-based short- and long-term incentive awards. When performance-based awards are granted, the designated performance measures are selected in advance and certified by the committee at the start of the performance period. Performance goals or measures may change from year to year. Decisions on pay not tied to performance-based incentive awards are made at the committee’s discretion. In those cases there is no weighting of assessed factors, no formulaic modeling of how to tie company or individual achievement to awards, no fixed position on whether prior compensation should be considered in making compensation decisions, or whether or how to incorporate any other criteria-based measures into the compensation-setting process.
Role of compensation consultant. The committee used Villareal Associates (“Villareal”), a Tulsa, Oklahoma-based compensation consultant, to assist it in determining the types and amounts of the compensation paid to our executives for 2016. The committee has used the services of Villareal as its independent compensation consultant since 2009. Villareal provided peer and survey information used in determining all components of our NEOs’ reported compensation. Villareal also worked with our management and the head of our human resources department to create the metrics used in our performance-based incentive awards.
In 2016, we incurred fees of $34,005 from Villareal, all for executive compensation services. The committee’s selection of Villareal as its executive compensation adviser was not based on a recommendation by our management, but was based on the committee’s preferences. At its February 2017 meeting, the committee reviewed the compensation consultant independence questionnaire completed by Villareal. Based on Villareal’s answers to the questionnaire, the committee determined there is no conflict of interest created by Villareal’s work for either the committee or the company.
Role of CEO. Before those meetings when it decides our NEOs’ compensation, committee members receive and review the recommendations (and any information on which they are based) made by our CEO, regarding the salary and incentive-based compensation for the other NEOs. Our CEO does not evaluate or make a recommendation regarding his salary or incentive compensation. Our CEO also meets with the committee and discusses his recommendations. The executives subject to the CEO’s recommendations are not present during these deliberations. The compensation committee has the authority to accept, reject, or adjust the CEO’s recommendations or those made by any other person. After the committee has decided on the NEOs’ compensation, its determinations are then submitted to the full board. The board then ratifies (and approves, if required) the committee’s determinations. The board has the authority to make any changes it feels are appropriate to the recommendations of the committee.
Peer group. The peer group we used in evaluating the executive compensation decisions being reported in this proxy statement is composed of companies we feel are the best match for us in industry and revenues, and, to a lesser degree, market capitalization. It is the committee’s view that annual revenues as opposed to market capitalization represent a better criterion to use in identifying energy companies for the peer group because revenue size is more stable over time and is more commonly used to evaluate compensation. That peer group comprises the following companies (the “2016 peer group”):

•	Basic Energy Services, Inc.	•	Parker Drilling Company
•	Bill Barrett Corporation	•	Patterson – UTI Energy, Inc.
•	Cabot Oil & Gas Corporation	•	Pioneer Energy Services Corporation
•	Cimarex Energy Company	•	SM Energy Company
•	Denbury Resources, Inc.	•	Stone Energy Corporation
•	Helmerich & Payne, Inc.	•	Ultra Petroleum Corp.
•	Laredo Petroleum, Inc.	•	Whiting Petroleum Corporation
•	Newfield Exploration Company

2016 salaries. In December 2015, the compensation committee determined, based on management recommendations because of the then-current economic climate in the energy industry, that 2016 salaries would be frozen at 2015 levels for all employees of the company, including the NEOs. So, the committee approved 2016 salaries for the NEOs as follows:

•	Mr. Pinkston – $861,500*

•	Mr. Schell – $452,300

•	Mr. Merrill – $452,300

•	Mr. Cromling – $452,300*

•	Mr. Guidry – $452,300

*Because of pay cuts to field employees in the drilling segment and due to overall economic conditions in the energy sector at the time, Mr. Pinkston and Mr. Cromling subsequently elected to take voluntary salary reductions amounting to $100,000 and $32,038, respectively, so Mr. Pinkston’s actual 2016 salary was $761,500 and Mr. Cromling’s actual 2016 salary was $420,262. Mr. Cromling’s salary reduction was effective April 16, 2016, and Mr. Pinkston’s was effective January 1, 2016. These pay reductions are permanent to the extent that 2017 salary increases were made based on the reduced 2016 salary levels and not the originally-approved salary levels for Messrs. Pinkston and Cromling.
2016 long-term incentive awards. The 2016 long-term incentive awards were addressed at the committee’s February 2016 meeting. The committee reviewed the company’s then-available 2015 financial and operational results. The segment performance highlights included:

Drilling Segment	Exploration and Production Segment	Midstream Segment
Placed five new BOSS drilling rigs into service	Exceeded annual production guidance with a 9% increase over 2014	Gas gathered volumes increased by 11% over 2014
Sold 31 older, lower horsepower mechanical and SCR drilling rigs	Successfully completed three horizontal wells in the Wilcox plays	Gas processed volumes increased by 13% over 2014
Achieved the best safety performance record in the history of the company		102 new wells were connected to our gathering and processing facilities
Completed construction of a new fee-based gathering system in Centre County, Pennsylvania
Besides the above financial and operational results, the committee reviewed the CEO Assessment Survey for 2015 performance completed by the non-employee directors. That survey indicated that on the whole the directors felt that the CEO was performing at a skilled or highly-skilled level.
The committee also reviewed materials prepared by Villareal, including information comparing the NEOs’ total compensation to that of the NEOs in the 2015 peer group (which are the same companies as the 2016 peer group) for fiscal year 2014, the most recent year for which complete information was then available. The Villareal materials reflected:

•
For the peer group NEOs for 2014, the most recently-completed year for which data was available as of the meeting date, average total compensation was $16.3 million and median total compensation was $15.7 million; total 2014 compensation for the company’s NEOs was $13.4 million;

•
Mr. Pinkston’s total 2014 compensation of $4.8 million was approximately 24% lower than the $6.4 million average of the highest-paid positions for the peer group for 2014, and the company’s other NEOs’ average total compensation of $2.1 million was approximately 15% lower than the $2.5 million average total compensation paid to the 2nd through 5th most highly-compensated peer group executives during 2014;

•
For the period 2011 - 2014, the average ratio of NEO total long-term incentive awards to company cash flow (the “NEO LTI-to-cash-flow ratio”) for the peer group was 1.09%, compared to an NEO LTI-to-cash-flow ratio of 0.99% for the company; the company’s NEO LTI-to-cash-flow ratio was 90.8% of that of the peer group for the years 2011 - 2014; and

•
For the period 2011 - 2014, the average ratio of NEO total short-term incentive compensation to company cash flow (the “NEO STI-to-cash-flow ratio”) for the peer group was 0.45%, compared to an NEO STI-to-cash-flow ratio of 0.25% for the company; the company’s NEO STI-to-cash-flow ratio was 55.5% of that of the peer group for the years 2011 - 2014.

Targets for NEO long-term incentive awards, which were set by the committee in February 2013 and continue to be used by the committee were 329% of salary for the non-CEO NEOs and 400% of salary for the CEO. Based on February 2016 stock prices, applying those targets would have resulted in awards in excess of stock plan limits and far higher than any previous years’ awards, both of which were unacceptable to the committee. However, because the NEOs’ 2016 compensation included no salary increases and no bonuses had been paid in 2016 for 2015 performance, the committee felt it was important that a long-term incentive award be granted. Since applying salary targets at current stock prices was not a viable option, the committee grant 2016 long-term incentive awards in the same number of shares as the NEO’s had received for their 2015 long-term incentive awards. While this resulted in awards with values far below previous years’ award values, the committee viewed it as a reasonable approach that would provide much needed and meaningful incentive compensation to the NEOs while not unnecessarily depleting the available shares, and was an acceptable solution during what the committee considered an unusual stock price environment in the energy industry. Because Mr. Guidry was uncertain about his future long-term plans but thought that he might retire before any 2016 awards vested, it was determined that no 2016 long-term incentive award would be granted to him. Based on stock prices on the grant date, valuing the performance-based awards at target levels, and using Mr. Pinkston’s and Mr. Cromling’s voluntarily-reduced salaries, the awards granted amounted to approximately 69% of the CEO’s salary, 50% of salary for Messrs. Merrill and Schell, and 54% of salary for Mr. Cromling, and are as follows:

•	Mr. Pinkston – 97,757 shares

•	Mr. Schell – 42,212 shares

•	Mr. Merrill – 42,212 shares

•	Mr. Cromling – 42,212 shares
These awards are 40% time-vested, 60% performance-based. The time-vested portion of the award vests in three equal annual installments starting March 9, 2017. The performance-based portion of the awards is divided into two awards, one cliff vesting after a three-year performance period and the other vesting in three annual installments, depending on actual performance in each of 2016, 2017, and 2018. Both performance awards measure the company’s performance relative to that of the 2016 peer group. Total shareholder return (“TSR”) is the performance measure for half of the performance awards (the “TSR award”) and the consolidated cash-flow-to-assets ratio is the performance measure for the other half of the award (the “CFTA award”), both detailed further below. The committee chose this award structure because it believes that TSR is a readily understood and commonly used measure of corporate performance aligning our management with our stockholders, that the cash-flow-to-assets ratio is a meaningful way to quantify the efficiency of the company’s use of its assets, and that comparing our performance on those measures to peer performance on the same measures provides additional meaningful performance information.
TSR award. The target number of shares for the TSR award is 30% of the total shares awarded each NEO for their 2016 long-term incentive awards (half the performance-based award), but the actual number vesting could be more or less than target, depending on performance results. TSR for both the company and the 2016 peer group will be determined using this formula:
TSR = Ending stock price – Beginning stock price + Dividends
Beginning stock price
For the formula, the ending and beginning common stock price uses the average of the closing price of our common stock on the NYSE for the 15-trading-day period ending on the start and end of the designated performance period (February 23, 2016 to February 23, 2019) and the 2016 peer group stock prices are used in the same manner. Based on application of the above formula, the number of performance-based shares that will ultimately vest for the NEOs will be determined by the TSR of the company relative to the TSR of the 2016 peer group at the end of the performance period, as follows:

Company’s Performance Percentile Rank (Unit TSR vs. Peer TSR)	Vesting (% that will vest)
>90	200%
90	200%
75	150%
60 (Target)	100%
50	75%
40	50%
<40	0%
Interpolation will determine the percentage of the awards that will vest when performance falls between the percentile ranks in the table above.

CFTA award. The CFTA award will vest annually in three installments beginning March 9, 2017. The target number of shares for each installment of the CFTA award are one third of the total CFTA award, which was 30% of the entire long-term incentive award, but the final number vesting could be more or less, based on actual performance. For the award, cash flow is defined as cash flow before changes in assets and liabilities. The performance period is the three-year period consisting of fiscal years 2016, 2017, and 2018. The number of shares that vest will be determined by the percentile rank of the company’s actual consolidated cash-flow-to-assets ratio for each year in the performance period relative to the actual consolidated cash-flow-to-assets ratio of the 206 peer companies for those years (2016 for the first installment, 2017 for the second installment, and 2018 for the third installment), as follows:

Company’s Performance Percentile Rank (Unit consolidated cash-flow-to-assets ratio vs. Peer cash-flow-to-assets ratio)	Vesting (% of each installment that will vest)
>75	200%
75	200%
50 (Target Performance)	100%
25	50%
<25	0%
Interpolation will determine the percentage of the awards that will vest when performance falls between the percentile ranks in the table above.
2016 annual cash bonus awards
Because of the increased volatility in the energy sector and decreased commodities prices in 2015 and 2016, the committee believed that its practice of using multiple financial and operational metrics as performance metrics for cash bonus awards was not tenable. Instead, in February 2016, the committee decided to use adjusted EBITDA as the sole performance measure for the 2016 cash bonus awards as it is a commonly-used but meaningful measure of performance that is readily understandable to stockholders. For the award, adjusted EBITDA is defined as “earnings before interest, income taxes, depreciation, depletion and amortization, adjusted for non-cash gain or loss on derivatives, stock compensation expense, gain or loss on disposition of assets, impairments, and other non-cash items (primarily debt related).” For an explanation of how the company calculated adjusted EBITDA for 2016 and a reconciliation of adjusted EBITDA to the measures the company believes to be the most directly comparable to those measures under GAAP, please see “Reconciliation of Adjusted EBITDA” on page 13 of our press release filed February 23, 2016, in which fourth quarter and year end 2016 results were announced. 2016 Threshold, Target and Outstanding performance levels were set at $188 million, $235 million, and $282 million, respectively. If threshold adjusted EBITDA was not attained, then no bonuses (performance-based or discretionary) would be paid. When the threshold of $188 million was established, it was considered a “stretch” goal. Bonus targets were 50% of salary for the CEO and 35% of salary for the other NEOs. These percentage-of-salary targets are half of those used for the NEOs’ 2014 bonuses. (In 2015, there was no bonus program and no bonuses were paid.) The previously-established targets of 100% of salary for the CEO and 70% of salary for the other NEOs were selected by the committee in February 2013 based on its review of market and peer data at that time. The 2016 bonus targets were reduced by 50% compared to the previously-established bonus targets based on the recommendation of our CEO, because of the ongoing uncertainty and stock price volatility in the energy industry. As designed, if threshold adjusted EBITDA were attained, half of the 2016 bonus would be payable as determined at the discretion of the committee and half would be determined based on percentages of salary payable for designated performance levels, as follows:

Position	Threshold	Target	Outstanding
CEO	12.5%	25.0%	50.0%
Other NEOs	8.75%	17.5%	35.0%

Based on the company’s 2016 adjusted EBITDA of $251,571,000 (performance at 135.3% of target), and using interpolation to determine the performance-based amounts, short-term incentives were awarded in these amounts:

	Performance-based Component	Discretionary Component
Mr. Pinkston	$257,494*	$190,375
Mr. Schell	$107,059	$79,153
Mr. Merrill	$107,059	$79,153
Mr. Cromling	$96,353*	$71,237
Mr. Guidry	$107,059	$79,153
*Based on voluntarily-reduced salaries for 2016.

The discretionary component of the short-term incentive award was granted at target levels for each of the NEOs. The committee determined that discretionary awards were appropriate because there had been no short-term incentives granted in the previous fiscal year, and because targets for the 2016 awards were set at only half of the targets previously established by the committee for short-term incentive awards. The committee also noted the considerable improvement in stock price at the end of 2016 compared to the beginning of that year and the role the NEOs played in that stock price improvement.
2016 compensation decisions for 2017 compensation. The following is provided as supplemental information beneficial to stockholders. It provides additional context to our fiscal year 2016 compensation decisions. This information will be analyzed in greater detail in our proxy statement for our 2018 annual meeting, since the information in this section relates to 2017 compensation.
At the December 12, 2016 compensation committee meeting, management recommended and the compensation committee approved salary increases. These salary increases were based on the voluntarily-reduced salaries for Messrs. Pinkston and Cromling. Accordingly our NEOs’ 2017 salaries are as follows:

•	Mr. Pinkston – $780,500

•	Mr. Schell – $463,600

•	Mr. Merrill – $463,600

•	Mr. Cromling – $417,300

•	Mr. Guidry – $463,600
Performance-based stock awards vesting during or for fiscal year 2016
The three-year performance period for our NEOs’ 2013 performance-based long-term incentive awards ended in February 2016. The company’s actual performance was below the threshold fortieth percentile of its 2013 peer group, so no shares vested.
The first installment of the 2016 CFTA award vested on March 9, 2017 at 92.2% of target based on 2016 performance results at the 46.1 percentile of the 2016 peer group (excluding Basic Energy Services, Inc., and Ultra Petroleum Corp. due to their respective bankruptcies; if they had been retained in the calculations, vesting would have been at 93.2% of target for performance at the 46.6 percentile of the peer group). The number of shares each NEO received based on these performance results is:

•	Mr. Pinkston – 9,013 shares

•	Mr. Schell – 3,893 shares

•	Mr. Merrill – 3,893 shares

•	Mr. Cromling – 3,893 shares
Stock ownership policy. All directors and NEOs are subject to our stock ownership and retention policy. As determined on the date of the policy’s original adoption (for officers and directors holding their positions at that time) or the date of election (for anyone not an officer or director at the time the policy was adopted), the policy requires non-employee directors to hold shares valued at three times the value of their annual retainer, the CEO to hold shares valued at five times the value of his or her base salary, and all remaining NEOs to hold shares valued at three times their base salaries. All covered officers and directors have five years from implementation of the policy or becoming a covered officer or director to become compliant with the policy and must hold 50% of all net shares received because of the exercise, vesting, or payment of any equity awards granted to them until they meet required holding levels. This summary of the policy is subject to policy’s specific terms, a copy of which is set forth in our Corporate Governance Guidelines, available on our website at http://www.unitcorp.com/investor/governance.html. All NEOs satisfy the ownership guidelines. Seven of our eight non-employee directors satisfy the ownership guidelines and the eighth non-employee director holds unvested stock in an amount that, when vested in 2019, will exceed required ownership levels.
Policy on hedging and pledging our securities. We have a policy prohibiting directors and officers with Section 16 reporting obligations from hedging or pledging company common stock. They are also prohibited from holding shares of company common stock in accounts subject to margin. Based on answers to their most recent directors and officers questionnaires, all of our officers and directors comply with our hedging and pledging policy.
No backdating, spring-loading, or repricing of options. We do not backdate options, grant options retroactively, or reprice existing options. In addition, we do not coordinate grants of options to be made before announcement of favorable information, or after announcement of unfavorable information. Option and stock awards are granted at fair market value on the date the award is approved. Our general practice is to grant awards only on an annual grant basis, although sometimes grants have been made on other dates, such as for a newly-hired employee or special employee retention restricted stock awards.
Non-employee director compensation. The compensation committee recommends the form and amount of compensation for our non-employee directors to the board and the board makes the final determination. In deciding its recommendation, the compensation committee considers those factors it deems appropriate, including historical compensation information, level of compensation necessary to attract and retain non-employee directors meeting our desired qualifications, and market data from published surveys and from peer company proxy statements.
Tax considerations.
Section 162(m). The committee considers the potential effects of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) on the compensation paid to our NEOs (excluding our Chief Financial Officer). Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for our NEOs (excluding our Chief Financial Officer), unless the compensation is performance-based. The committee has examined our executive compensation program and understands that occasionally some of the compensation paid to our NEOs (excluding our Chief Financial Officer) may not be deductible under Section 162(m) of the Internal Revenue Code. The committee believes that it is important to retain the flexibility to motivate performance through awards or programs that do not meet the rigid requirements of Section 162(m). The committee will continue to monitor the issue of deductibility, and adjust our executive compensation programs as it feels appropriate and warranted.
Non-qualified deferred compensation. A more detailed discussion of our non-qualified deferred compensation program is provided under the heading “Non-qualified deferred compensation for 2016.”
Employment agreements. We do not have contracts with any of our NEOs governing the terms of their employment, but three have key employee contracts that address their rights in the limited event of a change of control of the company. Additional information regarding those contracts is contained in the discussion under the heading “Potential payments on termination or change in control.”

SUMMARY COMPENSATION TABLE FOR 2016
The following table sets forth information regarding the compensation paid, distributed, or earned by or for our NEOs for fiscal years 2014 through 2016.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (1) (2)	Stock Awards ($) (3)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Larry D. Pinkston, President and CEO	2016	761,500	190,375	374,264	-	257,494	-	26,103	1,609,736
	2015	861,500	-	3,329,604	-	-	-	26,103	4,217,207
	2014	832,400	343,779	3,130,839	-	506,921	-	25,752	4,839,691
Mark E. Schell, Sr. V.P., Secretary and General Counsel	2016	452,300	79,153	161,607	-	107,059	-	27,015	827,134
	2015	452,300	-	1,437,740	-	-	-	27,015	1,917,055
	2014	437,000	138,711	1,356,537	-	186,289	-	26,664	2,145,201
David T. Merrill, Sr. V.P., CFO and Treasurer	2016	452,300	79,153	161,607	-	107,059	-	34,424	834,643
	2015	452,300	-	1,437,740	-	-	-	34,727	1,924,767
	2014	437,000	138,711	1,356,537	-	186,289	-	34,079	2,152,616
John H. Cromling, Executive V.P. - Drilling	2016	420,262	71,237	161,607	-	96,353	-	29,679	779,138
	2015	452,300	-	1,437,740	-	-	-	31,471	1,921,511
	2014	437,000	72,853	1,356,537	-	238,147	-	31,384	2,135,921
Bradford J. Guidry, Executive V.P. - Exploration	2016	452,300	79,153	-	-	107,059	-	24,603	663,115
	2015	452,300	-	1,437,740	-	-	-	24,603	1,914,643
	2014	437,000	155,172	1,356,537	-	134,828	-	24,252	2,107,789
Notes to table:

(1)
Compensation deferred at the election of an executive is included in the year earned. 2016 salaries for Messrs. Pinkston and Cromling reflect voluntary salary reductions (permanently forgone, not deferred) of $100,000 and $32,038, respectively.

(2)
Amounts in column (d) reflect the bonus amount earned in the year without regard to when those amounts were actually paid, and do not include amounts, if any, earned in prior years but paid in the stated year. All amounts listed were awarded and paid during the subsequent fiscal year, but are compensation for the year listed, and were paid at the discretion of the compensation committee. For 2016, the committee required attainment of a minimum level of adjusted EBITDA before any payout of discretionary bonuses.

(3)
For 2016, the amounts included in the “Stock Awards” column for the performance-based awards ($164,281 for Mr. Pinkston and $70,940 for Messrs. Schell, Merrill, and Cromling) are the aggregate grant date fair value of these awards based on a probability analysis projecting a 4% payout for below-threshold performance on the TSR award and 100% payout on the CFTA award for target performance at the 50th percentile of the peer group, as computed in accordance with FASB ASC Topic 718 “Stock Compensation,” which excludes the effect of estimated forfeitures. For a discussion of the valuation assumptions used in calculating these values for 2016, see Notes 2 and 11 to our Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2016. The amount shown does not represent amounts paid to the NEOs. If performance had been at its highest level, the award payout for the performance-based component of the restricted stock awards included in the “Stock Awards” column would be at 200% for 2016 and 150% for 2015 and 2014, and would be as follows:

Name	2016	2015	2014
Larry D. Pinkston	$629,944	$2,497,177	$1,911,040
Mark E. Schell	$272,023	$1,078,306	$828,033
David T. Merrill	$272,023	$1,078,306	$828,033
John H. Cromling	$272,023	$1,078,306	$828,033
Bradford J. Guidry	-	$1,078,306	$828,033
Mr. Guidry received no restricted stock during 2016 because he had indicated he was considering retiring, possibly before any 2016 stock awards would vest. He made no final decision on that issue during 2016, and he ended up working the entire year. On February 21, 2017, Mr. Guidry announced he would retire, effective March 31, 2017.

(4)	Reflects performance-based component of cash bonuses.

(5)	We do not provide for preferential or above-market earnings on deferred compensation.

(6)	The table below shows the components of this column:

Name	Year	401(k) Match for stated Plan year ($)*	Personal Car Allowance ($)	Club Membership ($)	Total “All Other Compensation” ($)
Larry D. Pinkston	2016	18,603	7,500	-	26,103
	2015	18,603	7,500	-	26,103
	2014	18,252	7,500	-	25,752
Mark E. Schell	2016	18,603	7,500	912	27,015
	2015	18,603	7,500	912	27,015
	2014	18,252	7,500	912	26,664
David T. Merrill	2016	18,603	6,000	9,821	34,424
	2015	18,603	6,000	10,124	34,727
	2014	18,252	6,000	9,827	34,079
John H. Cromling	2016	18,603	2,496**	8,580	29,679
	2015	18,603	4,542**	8,326	31,471
	2014	18,252	4,995**	8,137	31,384
Bradford J. Guidry	2016	18,603	6,000	-	24,603
	2015	18,603	6,000	-	24,603
	2014	18,252	6,000	-	24,252

*	Match is made in shares of our common stock.

**	Represents imputed income attributable to Mr. Cromling’s use of a company vehicle.

GRANT OF PLAN-BASED AWARDS FOR 2016
In 2016, the NEOs received the following plan-based awards:

GRANTS OF PLAN-BASED AWARDS FOR 2016
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (4) ($)
		Threshold ($)	Target ($)	Maxi-mum ($)	Thresh- old (# shares)	Target (# shares)	Maxi- mum (# shares)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Larry D. Pinkston	2/23/16				29,327	58,654	117,308				164,281
	2/23/16							39,103			209,983
		95,188	190,375	380,750
Mark E. Schell	2/23/16				12,664	25,328	50,656				70,940
	2/23/16							16,884			90,667
		39,576	79,153	158,305
David T. Merrill	2/23/16				12,664	25,328	50,656				70,940
	2/23/16							16,884			90,667
		39,576	79,153	158,305
John H. Cromling	2/23/16				12,664	25,328	50,656				70,940
	2/23/16							16,884			90,667
		35,619	71,237	142,475
Bradford J. Guidry		39,576	79,153	158,305
Notes to table:

(1)
Reflects threshold, target, and maximum payout levels possible for each NEO on the non-discretionary component of the 2016 short-term incentive award if certain performance objectives were achieved between January 1, 2016 and December 31, 2016, with a threshold adjusted EBITDA of $188 million required before any payout is possible; actual awards were paid in February 2017 at 135.3% of target, or $257,494 for Mr. Pinkston, $96,353 for Mr. Cromling, and $107,059 for Messrs. Schell, Merrill, and Guidry based on 2016 actual adjusted EBITDA of $251,571,000.

(2)
Reflects threshold, target, and maximum vesting levels for performance-based restricted stock granted under the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan. Actual vesting amounts will be determined based on performance outcomes during the three-year performance period that ends February 23, 2019. Half of the stated amount (the “CFTA Award”) will vest in annual increments in each of 2017, 2018, and 2019 in amounts determined based on the company’s cash-flow-to-assets ratio relative to the cash-flow-to-assets ratios of the companies in the 2016 peer group for each of those years. The other half of the stated amount (the “TSR Award”) will vest based on the company’s three-year TSR relative to the three-year TSR of the companies in the 2016 peer group. For the CFTA Award, Threshold payout requires performance at the 25th percentile, Target requires performance at the 50th percentile, and Maximum payout requires performance at the 75th percentile of the 2016 peer group. For the TSR Award, Threshold payout requires performance at the 40th percentile, Target payout requires performance at the 60th percentile, and Maximum payout requires performance at the 90th percentile of the 2016 peer group. Performance between levels will be determined based on interpolation for both the CFTA Award and the TSR Award. For additional details on how the cash-flow-to-assets ratio and TSR are calculated for these purposes, see “2016 long-term incentive awards,” page 22.

(3)
Represents time-vested shares of restricted stock granted under the Second Amended and Restated Stock and Incentive Compensation Plan. Shares will vest in three equal annual installments on March 9th of each year 2017 through 2019.

(4)
Grant date fair value of the two performance-based restricted stock awards granted February 23, 2016, as follows: for the CFTA Award, reflects vesting at 100% of target level for performance at the 50th percentile of the peer group, and for the TSR Award reflects vesting at 4% of target for below-threshold performance, both based on probable outcome of performance conditions on date of grant as determined under FASB ASC 718.

For 2016, 81.2% of our NEOs’ total compensation consisted of salaries and annual bonuses and 18.8% consisted of restricted stock awards. Our NEOs received no bonuses (either performance-based or discretionary) for 2015, so for 2015, 22.7% of our NEOs’ total compensation consisted of salaries and 77.3% consisted of restricted stock awards. For 2014, 35% of our NEOs’ total compensation consisted of salaries and annual bonuses, and 65% consisted of restricted stock awards.
Of the 224,393 shares of restricted stock granted to all our NEOs in 2016, 134,638 shares are subject to performance-based conditions (calculated assuming that vesting occurs at the Target level), and the remaining 89,755 shares are only subject to the condition that the recipient must be employed with us on the vesting date to receive the shares. If a change-in-control occurs, any unvested shares immediately vest in the recipient. The recipient of each restricted stock award has the rights of a holder of shares of our common stock, including the right to vote those shares and to receive any cash dividends paid on them. The compensation committee may, however, determine that cash dividends be automatically reinvested in additional shares which become shares of restricted stock and have the same restrictions and other terms of the award. To date, we have not issued dividends on our common stock.
Amounts realizable from prior compensation did not affect the awards set forth above. There was no repricing involved regarding any outstanding equity-based award or option.
OUTSTANDING EQUITY AWARDS AT END OF 2016
This table shows outstanding equity awards at December 31, 2016 for each of the NEOs:

OUTSTANDING EQUITY AWARDS AT END OF 2016
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (1) (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Larry D. Pinkston	47,529			44.31	12/19/17
						83,498	2,243,591	166,030	4,461,226
Mark E. Schell	17,427			44.31	12/19/17
						36,070	969,201	71,722	1,927,170
David T. Merrill	15,843			44.31	12/19/17
						36,070	969,201	71,722	1,927,170
John H. Cromling	10,456			44.31	12/19/17
						36,070	969,201	71,722	1,927,170
Bradford J. Guidry	-
						19,186	515,528	34,059	915,165
Notes to table:

(1)	Each option grant has a ten-year term. Exercise prices are determined using the closing market price of our common stock on the date of grant.

(2)
Vesting dates for unvested time-vesting restricted stock and unvested and unearned performance-based restricted stock are shown in the table below. The number of shares of performance-based restricted stock shown to vest on March 9, 2017 reflects actual payout at 92.2% of target for performance at the 46.1 percentile of the peer group on the first installment of the 2016 CFTA award and projected payout at 75% of target for performance at the 50th percentile of the peer group for the 2014 TSR award; the number of shares of performance-based restricted stock shown to vest on March 9, 2018, reflects projected payout at 100% of target for performance at the 50th percentile of the peer group on the 2nd installment of the 2016 CFTA award and at 125% of target for performance at the 75th percentile of the peer group for the 2015 TSR Award; and the number of shares of performance-based restricted stock shown to vest on March 9, 2019 reflects projected payout at 100% of target for performance at the 50th percentile of the peer group on the 3rd installment of the 2016 CFTA award and at 200% of target for performance at the 90th percentile of the peer group for the 2016 TSR award.

	Unvested Restricted Stock		Unvested and Unearned Performance-based Restricted Stock
Name	# Shares	Vesting Date	# Shares	Vesting Date
Larry D. Pinkston	41,137	3/9/17	26,727	3/9/17
	29,327	3/9/18	70,874	3/9/18
	13,034	3/9/19	68,429	3/9/19
Mark E. Schell	17,779	3/9/17	11,569	3/9/17
	12,663	3/9/18	30,604	3/9/18
	5,628	3/9/19	29,549	3/9/19
David T. Merrill	17,779	3/9/17	11,569	3/9/17
	12,663	3/9/18	30,604	3/9/18
	5,628	3/9/19	29,549	3/9/19
John H. Cromling	17,779	3/9/17	11,569	3/9/17
	12,633	3/9/18	30,604	3/9/18
	5,628	3/9/19	29,549	3/9/19
Bradford J. Guidry	12,151	3/9/17	7,676	3/9/17
	7,035	3/9/18	26,383	3/9/18
	—	3/9/19	—	3/9/19

(3)	Market value is determined based on a market value of our common stock of $26.87, the closing price of our common stock on the NYSE on December 30, 2016, the last trading day of the year.
OPTION EXERCISES AND STOCK VESTED TABLE FOR 2016
The table below shows information regarding options and stock awards exercised and vested, respectively, for the NEOs in 2016:

OPTION EXERCISES AND STOCK VESTED FOR 2016
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($) (2)
(a)	(b)	(c)	(d)	(e)
Larry D. Pinkston	-	-	51,828	628,370
Mark E. Schell	-	-	22,415	271,673
David T. Merrill	-	-	22,415	271,673
John H. Cromling	-	-	22,415	271,673
Bradford J. Guidry	-	-	18,522	167,068
Notes to table:

(1)	For NEOs other than Mr. Guidry, includes the first installment of the 2016 CFTA award, which vested in March 2017 based on fiscal year 2016 performance results.

(2)
Value realized equals fair market value of the stock on date of vesting times the number of shares acquired. For purposes of calculating the value of the 2016 CFTA award installment, vesting date is deemed to be the last day of the performance period or December 31, 2016.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2016
We permit the NEOs and certain other employees to elect to receive a portion of their compensation on a deferred basis under our salary deferral plan (an unsecured, non-qualified, deferred compensation plan).
Under this plan, each participant may elect to defer up to 100% of his or her salary and any cash bonuses he or she may have earned. Deferrals (including earnings) are credited with investment gains and losses until the amounts are paid out. Account balances are deemed invested in phantom investments selected by the executive from an array of investment options that are similar to the funds in our 401(k) plan (excluding our common stock fund), subject to restrictions established by the plan administrator. To date, we have not provided matching contributions under this plan.
The following table presents the investment gain or loss (expressed as a percentage of rate of return) for each of the investment options under the plan for 2016.

FUND	PERCENTAGE RETURN (%)
Columbia Dividend Opportunity Z Fund	13.73
Oppenheimer International Growth Y Fund	-2.06
LargeCap S&P 500 Index Inst. Fund	11.88
LargeCap Growth I Inst Fund	.98
MidCap Value I Inst Fund	15.26
MidCap S&P 400 Index Inst. Fund	20.59
Janus Enterprise I Fund	12.08
SmallCap S&P 600 Index Inst Fund	26.44
Prudential Jennison Small Company Z Fund	13.57
Dodge & Cox International Stock Fund	8.26
American Funds New Perspective R6 Fund	2.19
American Funds EuroPacific Growth R6 Fund	1.01
Goldman Sachs Small Cap Value Inst Fund	25.65
Vanguard Target Retirement Income Inv Fund	5.25
Vanguard Target Retirement 2010 Inv Fund	5.22
Vanguard Target Retirement 2015 Inv Fund	6.16
Vanguard Target Retirement 2020 Inv Fund	6.95
Vanguard Target Retirement 2025 Inv Fund	7.48
Vanguard Target Retirement 2030 Inv Fund	7.85
Vanguard Target Retirement 2035 Inv Fund	8.26
Vanguard Target Retirement 2040 Inv Fund	8.73
Vanguard Target Retirement 2045 Inv Fund	8.87
Vanguard Target Retirement 2050 Inv Fund	8.85
Vanguard Target Retirement 2055 Inv Fund	8.88
Vanguard Value Index Admiral Fund	16.86
Vanguard MidCap Growth Index Admiral Fund	6.75
Vanguard SmallCap Value Index Admiral Fund	24.78
Vanguard Intermediate-Term Bond Index Adm. Fund	2.83
BlackRock Total Return K Fund	3.51
Vanguard Federal Money Market Inst. Fund	0.30
At the participant’s election, the plan balance may be paid as a lump sum or annual installments over a period of up to 10 years, or in monthly installments for a period of up to five years. Despite the foregoing, a participant may elect to receive a lump sum distribution from the plan in the event of certain severe financial hardships. The amount of any hardship distribution may not exceed the amount necessary to satisfy the hardship.

The following table shows the NEOs’ contributions, earnings and account balances in our non-qualified plan as of December 31, 2016.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2016
Name	Executive Contributions in Last Fiscal Year (1) ($)	Registrant Contributions in Last Fiscal Year (2) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of Last Fiscal Year (1) (3) ($)
(a)	(b)	(c)	(d)	(e)	(f)
Larry D. Pinkston	-	-	(6,267)	-	1,193,109
Mark E. Schell	18,092	-	38,247	-	735,246
David T. Merrill	-	-	24,076	-	305,566
John H. Cromling	-	-	-	-	-
Bradford J. Guidry	2,827	-	47,686	-	764,894
Notes to table:

(1)
Only Messrs. Schell and Guidry contributed to the non-qualified deferred compensation plan in 2016. Column (b) amounts are those designated by the NEOs for deferral from 2016 compensation to their respective non-qualified deferred compensation accounts. Amounts that appear in both the Non-Qualified Deferred Compensation Table and the Summary Compensation Table for 2016 are set forth in the table below. The table below also quantifies the amounts in the “Aggregate Balance” column (column (f) above)) that represent salary or bonus reported in the Summary Compensation Tables for proxy statements in prior years.

Name	Amount included in both Non-qualified Deferred Compensation Table and Summary Compensation Table for Last Completed Fiscal Year ($)	Amount included in Non-qualified Deferred Compensation Table previously reported in prior years’ Summary Compensation Tables ($)
Larry D. Pinkston	-	706,831
Mark E. Schell	18,092	268,750
David T. Merrill	-	155,642
John H. Cromling	-	-
Bradford J. Guidry	2,827	489,447

(2)	We do not make contributions to our non-qualified deferral plan.

(3)
The aggregate balances represent 2016 executive contributions and associated earnings, as well as amounts that the NEOs earned but elected to defer, plus earnings or losses from prior years’ participation in this plan.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

The discussion below summarizes the plans and contracts under which our NEOs would be entitled to certain compensation if that executive’s employment terminates.
Single-trigger provisions in the plans apply equally to all salaried full-time employees, including all of our NEOs (see Separation Benefit Plan and Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan, as described below). The key employee contracts that apply to three of our NEOs contain double-trigger provisions. It is our belief that our plans’ change-in-control provisions benefit the company by enhancing the quality and stability of our workforce, as those benefits serve as incentives to our employees to remain with the company. The single-trigger provision in the broader-based plans should avoid the potential ambiguity or confusion that might result on the part of the participants in those plans should a change in control occur. Given the involvement and position of the three individuals under the key employee contracts, it is believed that they are in a better position to monitor and evaluate the implementation of the second trigger mechanism during the relevant period after a change in control.
The amounts actually paid out can only be determined on the NEO’s separation from service, and may well be different than the figures set forth below. This discussion is qualified entirely by the applicable plan documents.

SEPARATION BENEFIT PLAN
On December 20, 1996, effective as of January 1, 1997, our board adopted the Separation Benefit Plan of Unit Corporation and Participating Subsidiaries. This plan is generally applicable to all of our full-time salaried employees and to the salaried employees of our subsidiaries, who have been with their employer for at least one year. Subject to the terms of the plan, any eligible employee whose employment is terminated may receive a separation benefit in an amount calculated by dividing the eligible employee’s highest annual base salary in effect during the five-year period before the employee’s separation by 52 to determine a weekly separation benefit amount. The number of weekly separation benefit payments then payable to an eligible employee is calculated based on the employee’s years of service under a schedule in the plan. Employees who voluntarily leave their employment are not entitled to receive a separation benefit unless they have completed at least 20 years of service. Any eligible employee who has completed 20 years of service or more is vested in his or her separation benefit, subject to fulfilling the other requirements of the plan. Separation benefit payments are limited to a maximum of 104 weekly payments. The plan also provides that, unless otherwise provided by our board before a change in control of the company, as defined in the plan, all eligible employees vest in their separation benefit as of the date of the change in control based on their years of service. As a condition to receiving the separation benefits, employees must sign a separation agreement waiving certain claims the employee may have against the company or its subsidiaries.
This table identifies the amounts due to each of our NEOs if those amounts were determined as of December 31, 2016.

Estimated Benefit Amounts as of December 31, 2016
Name	Amount Due Under Plan($) *
Larry D. Pinkston	1,723,000
Mark E. Schell	904,600
David T. Merrill	452,300
John H. Cromling	661,054
Bradford J. Guidry	904,600

*	Assumes for this disclosure only that the amount shown has either vested under the plan or that a change in control of the company (as defined in the plan) has occurred.
CHANGE-IN-CONTROL ARRANGEMENTS
Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan. Unless the successor company assumes or replaces them (and there is no termination of employment within twelve months of a change of control), the restricted shares of stock and the stock appreciation rights awarded under the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan vest immediately if a change in control of the company occurs. Under that plan, a change in control is generally defined as:

(1)
Any individual, entity or group acquiring beneficial ownership of 20% or more of either the outstanding shares of the company’s common stock or the combined voting power of the outstanding voting securities of the company entitled to vote generally for the election of directors;

(2)
Individuals who constitute the board on the date thereof ceasing to constitute a majority of the board (provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date thereof will be deemed a member of the incumbent board);

(3)
Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all the assets of the company or acquiring assets of another entity, unless following the business combination:

•
all or substantially all the beneficial owners of the company’s then outstanding common stock before the business combination own over 70% of the outstanding common stock of the company resulting from the business combination;

•	no person, entity or group owns 25% or more of the outstanding voting securities of the company resulting from the business combination; and

•	at least a majority of the board of the company resulting from the business combination were members of the company’s board before the business combination; or

(4)	Approval by our stockholders of a complete liquidation or dissolution of the company.
Key Employee Contracts. We have entered into key employee change-in-control contracts with Messrs. Pinkston, Schell, and Merrill. These contracts have an initial three-year term automatically extended for one year on each anniversary, unless a notice not to extend is given by us. If a change in control of the company (as defined below) occurs during the term of the contract, then the contract becomes operative for a fixed three-year period. The contracts generally provide that the executive’s terms and conditions of employment (including position, work location, compensation and benefits) will not be adversely changed during the three-year period after a change in control. If the executive’s employment is terminated by the company (other than for cause, death, or disability), the executive terminates for good reason during the three-year period, or the executive terminates employment during the 30-day period following the first anniversary of the change in control, and on certain terminations before a change in control or in connection with or in anticipation of a change in control, the executive is generally entitled to receive the following from the company in a lump sum:

•	earned but unpaid compensation;

•	up to three times the executive’s base salary plus annual bonus (based on historic annual bonus); and

•	the company matching contributions that would have been made had the executive continued to participate in the company’s 401(k) plan for up to an additional three years.
In addition, the contract provides for a continuation of various medical, dental, disability and life insurance plans for a period of up to three years, outplacement services and the payment of all legal fees and expenses incurred by the executive in enforcing any right or benefit provided by the contract. The contract provides that the executive will receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under the Internal Revenue Code. As a condition to receipt of these severance benefits, the executive must remain in the employ of the company and render services commensurate with his position. The executive must also agree to retain in confidence any and all confidential information known to him about the company and its business if the information is not otherwise publicly disclosed. As of this proxy statement, no amounts have been paid under these contracts.
For these contracts, a change in control is generally defined as:

(1)
Any individual, entity or group acquiring beneficial ownership of 15% or more of either the outstanding shares of the company’s common stock or the combined voting power of the outstanding voting securities of the company entitled to vote generally for the election of directors;

(2)
Individuals who constitute the board on the date thereof cease to constitute a majority of the board, provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date thereof will be deemed a member of the incumbent board;

(3)
Approval by our stockholders of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the company or acquiring assets of another entity, unless following the business combination:

•
all or substantially all of the beneficial owners of our outstanding common stock before the business combination own over 60% of the outstanding common stock of the corporation resulting from the business combination;

•	no person, entity or group owns 15% or more of the outstanding voting securities of the corporation resulting from the business combination; and

•	at least a majority of the board of the company resulting from the business combination were members of the company’s board prior to the business combination; or

(4)	Approval by our stockholders of a complete liquidation or dissolution of the company.
PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL TABLE
This table sets forth quantitative information regarding potential payments to be made to our NEOs or their beneficiaries on termination under various circumstances, assuming termination on December 31, 2016. The potential payments are based on the plans maintained by us and the negotiated contractual terms of certain agreements we have made with some of the NEOs. For a more detailed description, see the discussion of each plan and agreement above. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the executive. Actual amounts would only be known when they would become due under the plan(s) or agreement. The amounts in the table below are additional to each of the NEO’s deferred compensation noted in the “Non-qualified Deferred Compensation Table” on page 33.

TYPE OF TRIGGERING EVENT
Named Executive Officer	Death or Disability $	Voluntary Termination or Retirement $	Change in Control Without Termination $	Termination by Company for Cause $	Termination by Company Without Cause Unrelated to Change in Control $	Termination by Company or by Executive for Good Reason After Change in Control $	Termination by Executive Without Good Reason After Change in Control $
Larry D. Pinkston
Key Employee Contract Payments:
Salary under contract formula (1)	-	-	-	-	-	2,284,500	-
Bonus under contract formula (1)	-	-	-	-	-	2,552,100	-
Previously-earned but unpaid bonus amounts	-	-	-	-	-	-	-
Tax Gross-up	-	-	-	-	-	-	-
36 months 401(k) company match	-	-	-	-	-	55,809	-
Health Insurance (2)	-	-	-	-	-	27,415	-
Disability Insurance (2)	-	-	-	-	-	1,845	-
Outplacement Services	-	-	-	-	-	30,000	-
Stock Awards (3)	5,767,620	-	5,767,620	-	-	5,767,620	5,767,620
Option and SARs Awards	-	-	-	-	-	-	-
Separation Benefit Plan Payment	1,723,000	1,723,000	-	-	1,723,000	1,723,000	1,723,000
	7,490,620	1,723,000	5,767,620	-	1,723,000	12,442,289	7,490,620
Mark E. Schell
Key Employee Contract Payments:
Salary under contract formula (1)	-	-	-	-	-	1,356,900	-
Bonus under contract formula (1)	-	-	-	-	-	975,000	-
Previously-earned but unpaid bonus amounts	-	-	-	-	-	-	-
Tax Gross-up	-	-	-	-	-	-	-
36 months 401(k) company match	-	-	-	-	-	55,809	-
Health Insurance (2)	-	-	-	-	-	43,955	-
Disability Insurance (2)	-	-	-	-	-	1,845	-
Outplacement Services	-	-	-	-	-	30,000	-
Stock Awards (3)	2,491,871	-	2,491,871	-	-	2,491,871	2,491,871
Option and SARs Awards	-	-	-	-	-	-	-
Separation Benefit Plan Payment	904,600	904,600	-	-	904,600	904,600	904,600
	3,396,471	904,600	2,491,871	-	904,600	5,859,980	3,396,471

TYPE OF TRIGGERING EVENT
Named Executive Officer	Death or Disability $	Voluntary Termination or Retirement $	Change in Control Without Termination $	Termination by Company for Cause $	Termination by Company Without Cause Unrelated to Change in Control $	Termination by Company or by Executive for Good Reason After Change in Control $	Termination by Executive Without Good Reason After Change in Control $
David T. Merrill
Key Employee Contract Payments:
Salary under contract formula (1)	-	-	-	-	-	1,356,900	-
Bonus under contract formula (1)	-	-	-	-	-	975,000	-
Previously-earned but unpaid bonus amounts	-	-	-	-	-	-	-
Tax Gross-up	-	-	-	-	-	-	-
36 months 401(k) company match	-	-	-	-	-	55,809	-
Health Insurance (2)	-	-	-	-	-	31,092	-
Disability Insurance (2)	-	-	-	-	-	1,845	-
Outplacement Services	-	-	-	-	-	30,000	-
Stock Awards (3)	2,491,871	-	2,491,871	-	-	2,491,871	2,491,871
Option and SARs Awards	-	-	-	-	-	-	-
Separation Benefit Plan Payment	452,300	-	-	-	452,300	452,300	452,300
	2,944,171	-	2,491,871	-	452,300	5,394,817	2,944,171
John H. Cromling
Stock Awards (3)	2,491,871	-	2,491,871	-	-	2,491,871	2,491,871
Option and SARs Awards	-	-	-	-	-	-	-
Separation Benefit Plan Payment	661,054	661,054	-	-	661,054	661,054	661,054
	3,152,925	661,054	2,491,871	-	661,054	3,152,925	3,152,925
Bradford J. Guidry
Stock Awards (3)	1,357,633	-	1,357,633	-	-	1,357,633	1,357,633
Option and SARs Awards	-	-	-	-	-	-	-
Separation Benefit Plan Payment	904,600	904,600	-	-	904,600	904,600	904,600
	2,262,233	904,600	1,357,633	-	904,600	2,262,233	2,262,233
Notes to table:

(1)
It is assumed for purposes of these calculations that all year-to-date accrued salary, bonus and vacation pay is current as of December 31, 2016. This calculation represents the product of 3 and the sum of:

(i)	the executive officer’s annual base salary, as defined, and

(ii)	the highest annual bonus (as determined under the agreement).

(2)
The amount for health and disability coverage was determined by assuming that the rate of cost increases for coverage equals the discount rate applicable to reduce the amount to present value as of December 31, 2016.

(3)
The value of restricted stock assumes a fair market value for our common stock of $26.87, the closing price of our common stock on the NYSE on December 30, 2016, the last trading day of the year. All performance-based restricted stock has been assumed to vest at target. Target pays at 100% of the face value of the performance based component of the awards, which for TSR awards is for performance at the 60th percentile and for CFTA awards is for performance at the 50th percentile.

RELATED PERSON TRANSACTIONS

OUR RELATED PERSON TRANSACTION POLICY
Our board has adopted a policy and procedures for the review, approval, or ratification of related person transactions (as defined below) which is set forth in our Policy and Procedures with Respect to Related Person Transactions (the “Policy”).
Under the Policy, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which the company (including any of its subsidiaries) was, is or will be a participant and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest, other than (1) transactions in which the amount involved does not exceed $120,000, (2) transactions available to employees generally, or (3) transactions involving compensation approved by the board’s compensation committee.
Under the Policy, a “related person” means (1) any person who is, or since the beginning of the company’s last fiscal year was, a director or executive officer of the company or a nominee to become a director of the company, (2) any person who is known to be the beneficial owner of over 5% of our voting securities, (3) any immediate family member of any of the above persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or over 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or over 5% beneficial owner, and (4) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater ownership or economic interest.
Our audit committee is responsible for reviewing and approving (or prohibiting) any transaction determined by our general counsel to constitute a related person transaction. The audit committee will consider the relevant facts and circumstances available to it, including (if applicable) but not limited to (1) the benefits to the company, (2) the impact on a director’s independence if the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer, (3) the availability of other sources for comparable products or services, (4) the terms of the transaction, and (5) the terms available to unrelated third parties or to employees generally. No member of the audit committee will participate in any review, consideration or approval of any related person transaction regarding which such member or any of his or her immediate family members is the related person. The audit committee will approve only those related person transactions in, or are not inconsistent with, the best interests of the company and its stockholders, as the audit committee determines in good faith.
CERTAIN TRANSACTIONS BETWEEN THE COMPANY AND ITS OFFICERS, DIRECTORS, NOMINEES FOR DIRECTOR AND THEIR ASSOCIATES
John Nikkel, who served as Chairman of our board until retiring on December 31, 2016, owns approximately 25.0% of West Thomas Field Services, LLC (“West Thomas”), and his son Mr. Robert Nikkel owns approximately 20.0% of that company. West Thomas operates a gas gathering system it purchased in 2015 from our midstream segment for $0.5 million. In November 2015, West Thomas entered into a gas purchase agreement with our exploration and production segment. During 2016, payments from West Thomas to the company for 2016 volumes purchased under that agreement amounted to $0.4 million. The transaction was ratified and approved by the audit committee. Additionally, on March 10, 2016, Mr. Nikkel purchased in the open market $400,000 in aggregate principal amount of our outstanding 6.625% senior subordinated notes due 2021. The notes pay interest semi-annually in cash in arrears on May 15 and November 15 of each year. For 2016, interest payments for May and November were approximately $4,800 and $13,250, respectively.
Director G. Bailey Peyton IV serves as Manager and 99.5% owner of Peyton Royalties, LP, a family-controlled limited partnership that owns royalty rights in oil and gas wells in several states. The company, through its oil and natural gas segment, and in the ordinary course of business, paid royalties, revenues, or lease bonuses to this entity during 2016, primarily due to its status as successor in interest under prior transactions and as operator of the wells involved and, sometimes, as lessee, of certain wells in which Mr. Peyton, members of his family, and Peyton Royalties, LP, have an interest. Total royalty, revenues, and lease bonus payments to those entities during 2016 were approximately $550,525, $6,279 of which was paid to Mr. Peyton personally, and the remainder of which was paid to Mr. Peyton’s family-controlled business. The transactions have been ratified and approved by the audit committee.

REPORT OF THE AUDIT COMMITTEE

The SEC rules require that we include in our proxy statement a report from the board’s audit committee. This report concerns that committee’s activities regarding oversight of our financial reporting and auditing process.
The audit committee assists the board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Our management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.
In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in our annual report on Form 10-K for 2016 with our management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The committee reviewed with our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as required to be discussed with the committee under generally-accepted auditing standards, including matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (PCAOB). The committee has discussed with the independent registered public accounting firm the auditors’ independence from management, including the implications of the SEC regulations regarding non-audit services by the independent registered public accounting firm and determined that the non-audit services were not inconsistent with the independent registered public accounting firm’s status as an independent registered public accounting firm. In addition, the committee received the written disclosures and letter from the independent registered public accounting firm required by PCAOB Rule 3526.
The committee also reviewed the report of management in our annual report on Form 10-K for the year 2016 filed with the SEC, and PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm (included in our annual report on Form 10-K). This report related to its audit of (i) the consolidated financial statements, and (ii) the effectiveness of internal control over financial reporting.
Based on review and discussions with management and the independent registered public accounting firm, the committee recommended to the board that the company’s audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2016 for filing with the SEC. The committee also discussed the interim financial information in each quarterly earnings announcement and Form 10-Q with our chief financial officer and independent registered public accounting firm before public release.
The board and the audit committee believe that the audit committee’s member composition satisfies the rule of the NYSE that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by NYSE rules. Each member of the committee is financially literate, knowledgeable, and qualified to review financial statements. For additional information on the qualifications and business experience of our audit committee members, see the entries for the individual committee members in the biographical information section that begins on page 41. The board has determined that Steven B. Hildebrand, Gary R. Christopher, Larry C. Payne and Carla S. Mashinski qualify as “audit committee financial experts” under the rules of the SEC. During the year 2016, the committee met nine times. See “Audit Committee” on page 10 and our audit committee charter posted on our website at http://www.unitcorp.com/investor/governance.html for additional information about the role of our audit committee.
Members of the Audit Committee:
Steven B. Hildebrand – Chair
William B. Morgan
Gary R. Christopher
Larry C. Payne
Carla S. Mashinski
J. Michael Adcock (retired from committee effective February 21, 2017)

PRINCIPAL ACCOUNTANT FEES AND SERVICES

At its December 2016 meeting, the audit committee appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.
FEES INCURRED FOR PRICEWATERHOUSECOOPERS LLP
This table shows the fees for professional audit services provided by PricewaterhouseCoopers LLP for the audit of the company’s annual financial statements for the years ended December 31, 2016 and 2015, and fees billed for other services during those years.

Type of Service	2016 ($)	2015 ($)
Audit Fees (1)	792,500	771,000
Audit-Related Fees (2)	78,500	89,500
Tax Fees (3)	7,900	11,390
All Other Fees	-	-
Total	878,900	871,890
Notes to table:

(1)
Audit fees represent fees for professional services for the audit of our financial statements and review of our quarterly financial statements and audit services provided for the issuance of consents and assistance with review of documents filed with the SEC.

(2)
Audit-related fees consisted primarily of services provided for pre-implementation review of the company’s new enterprise resource planning system (“ERP”). For 2016 and 2015, fees of $50,000 and $35,000, respectively, were incurred for ERP pre-implementation review.

(3)	For fiscal 2016 and 2015, tax fees principally included tax compliance fees of $7,900 and $9,300, respectively. For 2015, $2,090 in fees were incurred for tax advice.
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR
Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.
Before incurring the following, management will submit to the audit committee for approval a list of services and related fees expected to be rendered by our independent registered accounting firm during that year within these four categories of services:

(1)
Audit services include audit work performed on the financial statements, internal control over financial reporting, and work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and reporting standards.

(2)
Audit-related services are for assurance and related services traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

(3)
Tax services include all services, except those services specifically related to the audit of the financial statements performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

(4)	Other Fees are those associated with services not captured in the other categories. We rarely request these services from the independent registered public accounting firm.
The audit committee pre-approves the independent registered public accounting firm’s services within each category. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year. Circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances (subject to certain de minimus exceptions), the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee may (and has at various times in the past) delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

These directors (none of whom was or had been an officer or employee of the company or any of its subsidiaries) served on the compensation committee during the full course of fiscal year 2016: J. Michael Adcock, William B. Morgan, Steven B. Hildebrand, and Gary R. Christopher. Ms. Mashinski replaced Mr. Adcock as member and chair of the committee effective December 31, 2016. There were no related party transactions between Ms. Mashinski or Messrs. Adcock, Morgan, Hildebrand or Christopher or their affiliated companies and the company or its subsidiaries during 2016. There were no committee interlocks with other companies within the meaning of the SEC’s rules during 2016.
ITEMS TO BE VOTED ON

ITEM 1:	ELECTION OF DIRECTORS
Item 1 is the election of four directors to the board. Our Amended and Restated Certificate of Incorporation provides that the number of directors on our board may not be less than three nor over ten. Our board currently is composed of nine members. It is divided into three classes each serving for a three-year term. Classes I and II consist of three directors, although there is a vacancy in Class I, and Class III consists of four directors. At each annual meeting, the term of one class expires. The term of service for those named directors serving in Class III expires at this meeting. We know of no reason any nominee may not serve as a director. If any nominee cannot serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected. Each director named on the ballot for election has agreed to serve if elected, and to be named in this proxy statement.
If any director resigns, dies, or cannot serve out his or her term, or the board increases the number of directors, the board may fill the vacancy or elect the new director.
The board of directors unanimously recommends that you vote FOR each of:
J. Michael Adcock
Steven B. Hildebrand
Larry C. Payne
G. Bailey Peyton IV

Nominees for Director
Terms Expiring at 2017 annual meeting (Class III)	J. Michael Adcock Age 68 Director since 1997 Chairman since 2016
Mr. Adcock was elected as our Chairman of the Board effective December 31, 2016. He has been a licensed attorney since 1974, and has served since 1997 as co-trustee of the Don Bodard Trust, a private business trust dealing in real estate, oil and natural gas investments, and other equity investments. Mr. Adcock also is, and for more than five years has been, Chairman of the Board of the privately-owned Arvest Bank, Shawnee, Oklahoma, as well as a member of the Board of the nonprofit Avedis Foundation (successor to Community Health Partners, Inc.), for which he has served as Chairman of the Board since 2015. Mr. Adcock has been a co-owner of Central Disposal, LLC, a solid waste management company with operations in central Oklahoma, since 2009, and was elected as Chairman of the Board in 2014. Between 1997 and September 1998, Mr. Adcock served as Chairman of the Board of Ameribank and President and CEO of American National Bank and Trust Company of Shawnee, Oklahoma, and Chairman of AmeriTrust Corporation, Tulsa, Oklahoma. Before 1997, Mr. Adcock was engaged in the private practice of law and served as General Counsel for Ameribank Corporation.  Mr. Adcock holds a BS degree in business administration from Oklahoma State University, and a juris doctorate from the University of Oklahoma College of Law.

Attributes, experience and qualifications for board and committee service: many years of experience in banking, investment, and energy operations; expertise in tax, banking, and SEC/regulatory compliance law; executive leadership experience as CEO of two companies, one of which was a publicly-traded international energy company with exploration and production, pipeline, trading, and co-generation subsidiaries; and extensive history and familiarity with the company and the industry in which it operates.

Steven B. Hildebrand Age 62 Director since 2008 Committees: Audit (Chair) Compensation
Since March 2008, Mr. Hildebrand has been engaged in personal investments. He retired in 2008 from Dollar Thrifty Automotive Group, Inc. (NYSE: DTG), a car rental business, where he had served as Executive Vice President and Chief Financial Officer since 1997. Prior to that, Mr. Hildebrand served as Executive Vice President and Chief Financial Officer of Thrifty Rent-A-Car System, Inc., a subsidiary of Dollar Thrifty. Mr. Hildebrand joined Thrifty Rent-A-Car System, Inc. in 1987 as Vice President and Treasurer and became Chief Financial Officer in 1989. Mr. Hildebrand was with Franklin Supply Company, an oilfield supply business, from 1980 to 1987 where he held several positions including Controller and Vice President of Finance. From 1976 to 1980, Mr. Hildebrand was with the accounting firm Coopers & Lybrand, most recently as Audit Supervisor. Mr. Hildebrand earned a BSBA degree in accounting from Oklahoma State University, and he is a certified public accountant.

Attributes, experience and qualifications for board and committee service: experience and expertise in accounting and finance, including many years of experience as a CPA; qualifications as an audit committee financial expert; executive leadership experience at a public company, including experience with strategic planning, SEC reporting, Sarbanes Oxley compliance, investor relations, enterprise risk management, executive compensation, corporate compliance, internal audit, bank facilities, private placement debt transactions and working with ratings agencies.

Larry C. Payne Age 69 Director since 2011 Committees: Audit Nominating & Governance
Mr. Payne is President and Chief Executive Officer of LESA and Associates, LLC, a private investment and consulting firm, a position he has held since he started that firm in June of 2011. From December 1, 2012 to September 8, 2013, Mr. Payne also served as Interim President of Magnum NGLs, LLC, a private company engaged in natural gas liquids storage in Delta, Utah. From April 2010 to April 2011, Mr. Payne served as President and Chief Operating Officer of Lansing NGL Services Natural Gas Liquids Division, a division of Lansing Trade Group, LLC, a commodities trading company located in Overland Park, Kansas. From August 2009 to April 2010, Mr. Payne provided energy consulting services to private clients interested in the midstream energy business. From 2003 until August 2009, Mr. Payne served as President and Chief Operating Officer of SemStream, L.P., a midstream energy company engaged in natural gas liquids supply and marketing. Before joining SemStream, Mr. Payne served as Vice President of Commodity Management for Williams Midstream Marketing and Risk Management, LLC., and before that he served as Vice President of Natural Gas Liquids Supply, Trading and Risk Management for Texaco NGL. During his earlier years of service, Mr. Payne held numerous other positions in the energy industry including executive positions with Enterprise Products, Aux Sable Liquid Products, and Ferrellgas. Mr. Payne received a B.S. in Business Administration from Grambling State University, and an MBA from Texas Southern University with a concentration in Finance and Economics. Mr. Payne currently serves on the board of directors and audit committee of Buckeye Partners GP, LLC, general partner of the NYSE-listed limited partnership Buckeye Partners, LP, as well as serving on the boards of three nonprofit organizations.

Attributes, experience and qualifications for board and committee service: executive and strategic experience in the midstream energy business, extensive background in commodity risk management; expertise in oil and natural gas component marketing; and extensive operational experience including management of assets such as product terminals, pipelines, fractionators, storage facilities, and transportation equipment.

G. Bailey Peyton IV Age 61 Director since 2011
Since 1985, Mr. Peyton has been President of Peyton Holdings Corporation (formerly Peyton Oil and Gas), a Canadian, Texas company he formed in 1985 for purposes of buying land, minerals, and royalties. Since 2009, Mr. Peyton has owned and served as President and managing member of Perryton Feeders, LLC, a cattle feeding business in Perryton, Texas. Also since 2009, Mr. Peyton has owned and served as President of Cuatro Cattle Company, a cattle ranching operation in Canadian, Texas. Since 2007, Mr. Peyton has served as President and co-owner of Upland Resources, LLC, a Canadian, Texas oil and gas exploration company that began actively drilling in the Texas Panhandle in 2012. From 1984 to 2007, Mr. Peyton served as President of Upland Resources, Inc., an oil and natural gas exploration company he founded and later sold. Mr. Peyton currently serves on the board of directors of Happy State Bank in Amarillo, Texas. Mr. Peyton is a past President of the Panhandle Association of Landmen, Amarillo, Texas. Mr. Peyton holds a BS degree in ranch management from Texas Christian University.

Attributes, experience and qualifications for board service: extensive operations experience in exploration and production as well as mineral leasing and oil an gas property management; executive experience; and entrepreneurial expertise.

Continuing Directors
Terms expiring at 2018 annual meeting (Class I)	Robert J. Sullivan Jr. Age 71 Director since 2005 Committees: Nominating & Governance
Mr. Sullivan is, and since 1975 has been, a Principal with Sullivan and Company LLC, a family-owned independent oil and natural gas exploration and production company founded in 1958, and he has served as a manager of that company since approximately 1995. He is also the Founder (1989) of Lumen Energy Corporation, serving as its Chairman and CEO from inception to the time of its sale in 2004. Mr. Sullivan was appointed to Oklahoma Governor Frank Keating’s Cabinet as Secretary of Energy in March 2002. He received a BBA from the University of Notre Dame, and a MBA from the University of Michigan.

Attributes, experience and qualifications for board and committee service: extensive energy industry expertise; entrepreneurial expertise in founding and operating a 3D seismic company and a midstream natural gas transportation company.

Gary R. Christopher Age 67 Director since 2005 Committees: Audit Compensation
Mr. Christopher is engaged in personal investments and consulting and has been for more than five years. From August 1999 to January 2004, he served as President and CEO of PetroCorp Incorporated (a public oil and natural gas exploration company), and from March 1996 to August 1999 he served as the Acquisition Coordinator of Kaiser-Francis Oil Company. His other past professional experience includes serving as Vice President of Acquisitions for Indian Wells Oil Company, Senior Vice President and Manager of the Energy Lending Division of First National Bank of Tulsa and from 1991 to 1996 Senior Vice President and Manager of Energy Lending for Bank of Oklahoma. Previous to that, Mr. Christopher worked for Amerada Hess Corporation as a Reservoir Engineer and for Texaco, Inc. as a Production Engineer. Mr. Christopher is a member of the Society of Petroleum Engineers and the Oklahoma Independent Petroleum Association. He received a B.S. degree in Petroleum Engineering from the University of Missouri at Rolla (now referred to as Missouri University of Science and Technology). Mr. Christopher is a past Director of the Petroleum Club of Tulsa, Middle Bay Oil Company, Three Tech Energy, and PetroCorp Incorporated. He currently serves as an advisory director of Commerce Bank, Tulsa, part of Commerce Bancshares (Nasdaq: CBSH).

Attributes, experience and qualifications for board and committee service: lengthy tenure in the energy industry; diversity of expertise based on experience as a drilling engineer, production engineer, reservoir engineer, acquisitions adviser (ability to identify and analyze potential business acquisitions for the company), energy lending professional (knowledge of energy lending practices); and executive leadership experience as chief executive of a publicly-traded oil and natural gas company.

Terms expiring at 2019 annual meeting (Class II)	William B. Morgan Age 72 Director since 1988 Committees: Nominating & Governance (Chair) Audit Compensation
Mr. Morgan is engaged in personal investments and has been since he retired in June 2007 from his position as Executive Vice President and General Counsel of St. John Health System, Inc., Tulsa, Oklahoma, where he was also President of its principal for-profit subsidiary Utica Services, Inc., positions he had held since 1995. He currently serves as an Arbitrator for the Financial Industry Regulatory Authority (FINRA) and has done so on an a part-time basis for more than five years. Prior to joining St. John, Mr. Morgan was engaged in the private practice of law at the Tulsa, Oklahoma firm of Doerner, Saunders, Daniel & Anderson, and he served as an adjunct law professor at the University of Tulsa, where he taught Securities law. In 1968 and 1969, Mr. Morgan served as a United States Army Officer in Vietnam. He has an undergraduate degree from Muhlenberg College, Allentown, Pennsylvania and a juris doctorate from the University of Tulsa College of Law.

Attributes, experience, and qualifications for board and committee service: background as a licensed attorney with over 40 years’ of business and legal experience; expertise in complex corporate finance, business, and securities and regulatory law; executive leadership experience; analytical skills; and extensive history and familiarity with the company and the industry in which it operates.

Larry D. Pinkston Age 62 Director since 2004
Mr. Pinkston has been employed by the company since 1981. He has served as the company’s President since August 2003, as its Chief Operating Officer since February 2004, and as its Chief Executive Officer since April 2005. Before being appointed President in 2003, Mr. Pinkston served the company in numerous other positions, including as Corporate Budget Director, Assistant Controller, and Controller. He served as Treasurer from 1986 to 2003, and from May 1989 to August 2003, he also served as Vice President and Chief Financial Officer. Mr. Pinkston holds an accounting degree from East Central University of Oklahoma.

Attributes, experience, and qualifications for board service: extensive familiarity with the company and the industry; operational experience; accounting and financial expertise; and management and leadership skills.

Carla S. Mashinski Age 54 Director since 2015 Committees: Compensation (Chair) Audit
Ms. Mashinski joined the board of directors in August 2015. Ms. Mashinski serves as Chief Financial Officer of Cameron LNG, a natural gas liquification terminal near the Gulf of Mexico, a position she has had since July 2015; effective February 2017, her title was expanded to that of Chief Financial and Administrative Officer. From 2014 to July 2015, she served as Chief Financial Officer and Vice President of Finance and Information Management for the North America Operation of SASOL, an international integrated energy company. From 2008 to 2014, Ms. Mashinski was employed by SBM Offshore, Inc., a provider of leased floating production systems for the offshore energy industry, serving as Vice President of Finance and Administration, U.S. Chief Financial Officer from 2008 to February 2014, and as Commercial and Contracts Manager from February to August 2014.  She served as Vice President and Chief Accounting Officer and Controller of Gulfmark Offshore from 2004 to 2008. Prior to that, Ms. Mashinski held various finance and accounting positions for Duke Energy (1999-2004) and Shell Oil Company (1985-1998) or affiliated companies. Ms. Mashinski is a certified public accountant, certified management accountant, and a certified project management professional with a B.S. degree in accounting from the University of Tennessee, Knoxville and an Executive M.B.A. from the University of Texas, Dallas.  She is a National Association of Corporate Directors (NACD) Governance Fellow.

Attributes, experience, and qualifications for board and committee service: executive level experience with corporate financial, human resources, and information management activities, including budgeting and forecasting, treasury, financial reporting, Sarbanes Oxley compliance, and tax management; industry experience in strategic planning, risk management, compensation, mergers and acquisitions, joint ventures, and financial leadership; international industry experience; accounting and financial expertise as a certified public accountant, certified management accountant, and project management professional; demonstrated commitment to boardroom excellence evidenced by completion of NACD’s comprehensive program of study for directors and corporate governance professionals.

ITEM 2:	ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)
The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement under the compensation disclosure rules of the SEC. We have historically provided our stockholders the opportunity to vote on our executive compensation each year, based on the frequency vote of our stockholders at our 2011 annual meeting. The frequency of the say-on-pay vote is again up for a stockholder vote (see Item 3 below), and we anticipate that we will hold future say-on-pay votes with the frequency recommended by the stockholders voting on that item.
As described under the heading “Compensation Discussion and Analysis,” we seek to align the interests of our NEOs with the interests of our stockholders. Our compensation programs reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The choices we make regarding our NEOs’ compensation seek to balance our goal of paying fair, reasonable, and competitive compensation with our goal of attracting and retaining talented and motivated professionals in our industry. We believe the compensation package we have described in this proxy statement achieves that balance.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this proxy statement under the compensation disclosure rules of the SEC. The vote is advisory, so the vote is not binding on the company, our board, or the compensation committee of the board. To the extent there is any significant vote against our NEO compensation as disclosed in this proxy statement, the compensation committee will evaluate whether any actions are necessary to address the concerns of stockholders. The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy must approve this proposal. So, we ask our stockholders to vote on this resolution at the annual meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders under the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table, and the other related tables and disclosure.”
The board of directors unanimously recommends a vote FOR the approval of the compensation of our NEOs, as disclosed in this proxy statement.
ITEM 3:    ADVISORY VOTE ON THE FREQUENCY OF THE SAY-ON-PAY ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, we are seeking a vote, on a non-binding advisory basis, on a resolution regarding the frequency of the say-on-pay advisory vote on the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every year, every second year, or every third year. Stockholders also may, if they wish, abstain from casting a vote on this proposal.
Our say-on-pay vote is currently held annually, which reflects the vote of our stockholders in 2011, when the say-on-pay vote, and the vote on its frequency, were first voted on by our stockholders. Our board recommended in 2011 and still recommends that the say-on-pay vote be conducted annually. The board continues to believe that an annual advisory vote on executive compensation allows our stockholders to provide timely and direct input on our executive compensation philosophy, policies, and practices as disclosed in the proxy statement each year. The board believes that an annual vote follows our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.
This vote is advisory and not binding on the company or our board. The board and the compensation committee will consider the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation. The board may decide that it is in the best interests of our stockholders and the company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders. The frequency of the say-on-pay vote will not be voted on again until it is placed on the ballot for our annual meeting of stockholders to be held in 2023.
The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining). Stockholders will not be voting to approve or disapprove the board’s recommendation on this Item 3.
The board of directors unanimously recommends that you vote for the option of every ONE year as the preferred frequency for advisory votes on executive compensation.
ITEM 4:    AMENDMENT NUMBER 1 TO THE SECOND AMENDED AND RESTATED UNIT CORPORATION STOCK AND INCENTIVE COMPENSATION PLAN

The purpose of the amendment is to (i) increase the number of shares of common stock authorized for issuance under the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan (the “Plan”) by 2,500,000 shares, and (ii) to modify the tax withholding language in the Plan, as specifically set forth on Appendix A. This approval will also act as stockholder approval of the material terms of the performance goals for which performance-based compensation is to be paid under the Plan to ensure continuing availability of the deduction available under Section 162(m) of the Internal Revenue Code for performance-based compensation (as described below).
General
Our board believes that the growth of the company depends on the efforts of our employees and directors, and that amending the Plan to increase the number of shares of common stock authorized for issuance under it will strengthen our ability to attract and retain qualified employees and non-employee directors while enhancing our long-term focus on maximizing stockholder value.
The proposed amendments to the Plan have been adopted by the board, subject to approval by our stockholders at the annual meeting. Summary information about the Plan as well as information about the proposed amendments are set forth below.

Purpose of the Proposal
The board believes that providing selected employees and directors with a proprietary interest in the growth and performance of the company (and its subsidiaries) is crucial to encouraging individual performance while also enhancing stockholder value. Currently, approximately 1,096,643 shares of common stock remain available for awards under the Plan. That amount is now estimated to potentially be less than will be needed for our anticipated 2018 long-term incentive awards to our employees and non-employee directors. The Plan is the only plan the company has under which it can award shares of company stock to its employees and non-employee directors. The board believes that amending the Plan to increase the authorized shares is necessary to provide us with the continued ability to attract, retain, and motivate employees and non-employee directors in a manner that is tied to the interests of our stockholders. In addition, the board is recommending that our stockholders approve amending provisions of the Plan pertaining to withholding of taxes for awards because doing so will allow us to receive favorable accounting treatment for tax withholdings above minimum statutory rates, as permitted by recently-changed accounting standards.
Summary of Amendments and Reasons for Amendments
The description that follows is qualified in its entirety by reference to the full text of the Plan, attached as an exhibit to our Form 8-K filed May 8, 2015. We will furnish a copy of the Plan to any stockholder on written request to: Mark E. Schell, Corporate Secretary, Unit Corporation, 8200 S. Unit Drive, Tulsa, Oklahoma 74132. We are asking our stockholders to approve amending our Plan as follows:
1. Increasing by 2,500,000 the number of shares authorized for making awards under the Plan, from 4,500,000 shares to 7,000,000 (the “Total Authorization”). This increase in shares is intended to replenish the available shares under the Plan.
Reason for Amendment: If additional shares are not authorized, we might not have enough shares remaining in the Plan to grant employee stock awards we consider necessary and competitive in fiscal year 2018. In February 2017, we granted 604,651 shares of restricted stock as long-term incentive compensation to our employees (including our NEOs), 152,373 shares of which were performance-based and could potentially vest at 200% of the target amounts. We have not yet granted our 2017 annual non-employee director stock awards, but in 2016 we granted a total of 90,000 shares of stock to our non-employee directors. As of March 10, 2017, there are 1,096,643 shares remaining available for our 2017 director stock awards and our employees’ 2018 grants. We need additional shares authorized under the Plan in order to administer our long-term incentive program at a similar level for approximately three years. We estimate, based on our stock price as of March 10, 2017, that an appropriate number of additional authorized shares would be between two and three million additional shares. Accordingly, we have requested authorization of an additional 2,500,000 shares.
2. Modifying the tax withholding provisions in Article 16 of the Plan to permit tax withholdings on stock-based awards not only at the minimum amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant’s FICA obligation), required by law or regulation to be withheld related to any taxable event arising or as a result of this Plan, but at such other amount that will not cause adverse accounting consequences for the company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or other applicable governmental entity.
Reason for Amendment: Previously, accounting rules required withholding of stock for taxes on settlement of stock-based awards at the minimum statutory rate in order to avoid unfavorable accounting treatment, so the Plan requires tax withholdings to be at the minimum rate. Recent changes to applicable accounting standards now allow favorable accounting treatment for withholding of stock for taxes at up to the maximum statutory rate. Amending the Plan to permit the withholding of taxes above the minimum statutory rate is required in order to permit us to take advantage of this accounting standard change.
There are no other changes to the Plan.
Background on the Request for Approval of the Material Terms for Code Section 162(m) Purposes
Stockholder approval of the amendment to the Plan will also constitute re-approval of the material terms of the performance goals contained in the Plan for purposes of Section 162(m). For details on the material terms of the performance goals, see section entitled “Performance-Based Compensation Under Section 162(m),” on page 51 of this proxy statement. Section 162(m) generally does not allow public companies to take a federal income tax deduction for compensation in excess of $1,000,000 paid to the chief executive officer or any of the three other highest paid executive officers (other than the chief financial officer) employed at the end of that company’s fiscal year unless the compensation qualifies as “performance-based compensation.” In general, to qualify as “performance-based compensation” the material terms of the performance goals must be disclosed to and approved by stockholders, and subsequently re-approved by the stockholders no later than the fifth year following the year the performance goals were last approved by the stockholders. Since approval of the amendment to the Plan will also constitute re-approval of the Plan by our stockholders for purposes of Section 162(m), it will extend for a new five-year period the period during which awards under the Plan can be granted as performance-based compensation potentially exempt from the deductibility limits of Section 162(m). Our stockholders last approved the material terms of the performance goals in our Plan in 2015, so if stockholders do not approve the amendment to the Plan, we could lose tax deductibility for certain awards in the year 2020 instead of having the five-year period of deductibility extended until the year 2022.
Information about Shares Outstanding or Available under all Plans
When our stockholders last approved amendments to the Plan in 2015, 1,200,000 additional shares were authorized for issuance. As of March 10, 2017, approximately 1,096,643 shares remained available for new awards under the Plan, not including the new shares now being requested. The closing market price of our common stock on the NYSE on March 10, 2017 was $22.15. The following table sets forth additional relevant information about our outstanding awards and available shares under all plans with outstanding or available awards:

Information Pertaining to Shares Outstanding or Available under All Plans(1) at March 10, 2017
Total Stock Options and SARs Outstanding	199,755
Total Full Value Awards Outstanding	1,491,061
Weighted Average Exercise Price of Stock Options and SARs Outstanding	48.79
Weighted Average Duration of Stock Options Outstanding	1.6 years
Total Shares Available for Grant under the Current Plan	1,096,643
Note to table:

(1)	The Plan, amendment of which is on the ballot for this annual meeting, is the only active plan that can be used for future equity grants.
As of March 10, 2017, the additional 2,500,000 shares for awards under the Plan for which stockholder approval is being requested represent less than 5% of all outstanding shares of our common stock.
Effect of Stockholder Vote on the Amendment to the Plan
If approved by our stockholders, the amendment to the Plan will become effective on May 3, 2017, and will remain in effect, subject to the right of the compensation committee or the board to terminate it, until all shares authorized have been purchased or acquired according to the Plan provisions. If our stockholders fail to approve the amendment to the Plan, the amendment will not be given effect and the Plan will continue as currently in effect.
Amendment of the Plan requires the approval of our stockholders. The board believes that the Plan has helped us compete for, motivate, and retain highly-qualified and productive executive, administrative, and professional employees and active and engaged non-employee directors, and it believes the amendment to the Plan will continue to achieve those objectives as well. The Plan is also the means we have used to create long-term incentive awards under which we strive to link the interests of our employees and directors with those of our stockholders.
Any modifications to the Plan described in this proxy statement will apply only to awards granted after the date that stockholders approve the amendment to the Plan.  All awards outstanding as of immediately before such approval will continue to be governed by the terms of the Plan as in effect at that time.
Key Equity Metrics
We understand that the use of equity compensation as incentives for our employees, including our NEOs, and our directors must be balanced against the dilutive impact it has on stockholders. The compensation committee believes that our historical equity granting practices evidence our ability to balance these competing interests effectively. There are three key equity metrics that the compensation committee believes will provide an understanding of the costs to stockholders of our equity compensation programs: dilution, burn rate, and overhang. For purposes of our calculations, we have defined these metrics as follows:

•	Dilution is total equity awards granted less cancellations and forfeitures divided by total common shares outstanding at the end of the year;

•	Burn rate is total equity awards granted divided by weighted average shares outstanding at the end of the year. For our purposes, a multiplier of 1.5 will be applied to full value awards; and

•
Overhang is the number of shares subject to equity awards outstanding but not exercised or settled, plus the number of shares available to be granted, divided by total common shares outstanding as of the date for which overhang is being determined.

According to our calculations, counting performance shares in the year in which they are earned and not when granted, our burn rate for the past three years has averaged 1.66%; counting performance shares in the year of grant, we calculate our three-year burn rate average to be 1.99%. Under either calculation, we would be below the 3.07% burn rate benchmark for Russell 3000 Energy Industry companies (excluding S&P 500) published by Institutional Shareholder Services, one of the larger proxy advisory firms. We calculate that our dilution rate for the last three years has averaged 1.08% (counting performance shares in the year of grant). Using the number of issued and outstanding shares on March 10, 2017, we calculate that our overhang without the additional 2,500,000 shares being requested is 5.36%, and that with the additional shares it would be 10.16%.
Expected Duration
If the amendment to the Plan is approved by our stockholders, the total number of shares of our common stock reserved and available for future awards under the Plan would be 7,000,000, and represents approximately 13.4% percent of our total outstanding shares of common stock as of March 10, 2017. Based on historical usage and our March 10, 2017 stock price, we estimate that the shares available for issuance under the Plan if stockholders approve the proposed amendments would be sufficient for approximately three years. Expectations regarding future share usage could be affected by a number of factors, including the hiring of additional employees; the performance levels at which outstanding performance shares vest; the rate at which shares are returned to the Plan reserve as a result of the expiration, forfeiture, cash settlement of or shares retained by the company for tax withholding purposes, the future performance of our stock price, the consequences of acquiring other companies, and other factors. While the compensation committee believes that the assumptions it used are reasonable, future share usage may differ from current expectations.
General Terms of the Plan, before and after approval of the amendment:
The following is a description of the general terms of the Plan as currently in effect. These terms will remain unchanged after any approval of the proposed amendments requested:
Administration of the Plan. The compensation committee of the board administers the Plan and has authority to make awards under the Plan, to set the terms of the awards, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Subject to the limitations specified in the Plan, the compensation committee may delegate its authority to appropriate company personnel.
Eligibility. Employees of our company (and its subsidiaries) and non-employee directors are eligible to receive awards (the “Awards”) under the Plan when designated as Plan participants. We are unable at this time to estimate the number of employees that would be eligible to participate in the Plan.
Awards to employees under the Plan may be granted in any one or a combination of the following forms:

•	incentive stock options under Section 422 of the Internal Revenue Code (the "Code");

•	non-qualified stock options;

•	performance shares;

•	performance units;

•	restricted stock;

•	restricted stock units;

•	stock appreciation rights;

•	cash-based awards; and

•	other stock-based awards.
Awards to non-employee directors under the Plan may be granted in any one or a combination of the forms above, except that non-employee directors are not eligible to receive incentive stock options.
Limitations and Adjustments to Shares Issuable Through the Plan. The maximum aggregate number of shares that may be granted in the form of Nonqualified Stock Options is equal to the Total Authorization. The Plan limits the maximum number of shares that can be issued as “incentive stock options” to 2,000,000 shares.
The Plan also contains the following limits to the Awards granted as performance-based compensation to an employee insider in any one year: the maximum number of shares that may be awarded in the form of options or stock appreciation rights in any fiscal year is 330,000 shares; the maximum number of shares that may be awarded in the form of performance shares or performance units in any fiscal year is 165,000 shares or equal to the value of 165,000 shares; the maximum number of shares that may be awarded in the form of stock-based awards in any fiscal year is 165,000 shares; and the maximum amount that may be awarded in the form of cash-based awards in any fiscal year is $2,300,000.

The Plan contains the following limits to the Awards that can be granted to a non-employee director in any one year: 80,000 Options or SARs; 50,000 Shares of Restricted Stock or Restricted Stock Units; 50,000 Performance Shares or Performance Units; $500,000 in Cash-based Awards; or 50,000 Stock Awards.
Subject to the terms of the Plan and the applicable award agreement, all Awards other than SARs or options will be subject to a vesting period of at least three years following the date of grant, provided that a vesting period of at least one year following the date of grant is permissible if vesting is conditioned on the achievement of performance goals, and provided, further that any such Award may vest in part before the expiration of any vesting period (but in no event before the first anniversary of the grant date), and provided, further, that up to five percent of shares available for grant under this Plan may be granted without regard to the foregoing requirements.
For purposes of determining the maximum number of shares of common stock available for issuance under the Plan, other than SARs or options, shares of common stock that terminate by expiration under an Award, are forfeited, canceled, settled in cash, or used for tax withholding will in each case be available for use under the Plan.
In the event of any merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the company’s direct or indirect ownership of a subsidiary or affiliate or similar event affecting the company or any of its subsidiaries (each a “Corporate Transaction”), the compensation committee, in its sole discretion, may make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the Plan, (B) the number and kind of shares or other securities subject to outstanding Awards; (C) the option price or grant price of outstanding Awards; and (D) the various maximum limitations provided for the various types of Awards set forth earlier, and on the grants to individuals of certain types of Awards.
In the event of any reorganization, recapitalization, separation, stock dividend, extraordinary dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the company, or any similar corporate event or transaction, the compensation committee, in its sole discretion, shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the Plan, (B) the number and kind of Shares or other securities subject to outstanding Awards; (C) the option price or grant price of outstanding Awards; and (D) the various maximum limitations set forth in the Plan for certain types of Awards and on the grants to individuals of certain types of Awards.
In the case of Corporate Transactions, such adjustments may include, among other things, a cancellation of Awards in exchange for payments of cash, property, or a combination having a value equal to the value paid to stockholders in connection with the transaction or, in the case of options and SARs, the excess of such value, if any, over the option price or grant price.
The compensation committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect, or related to, such changes or distributions and may modify any other terms of outstanding Awards, including modifications of performance criteria and changes in the length of performance periods, and these adjustments will be binding on Award participants.
Subject to the provisions of the Plan pertaining to a change of control and any applicable law or regulatory requirement, without affecting the number of shares reserved or available under the Plan, the compensation committee may authorize the issuance, assumption, substitution, or conversion of Awards under the Plan in connection with any such corporate event or transaction on such terms and conditions as it may deem appropriate. Additionally, the compensation committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, or conversion as provided in the previous sentence.
Amendments to the Plan. The compensation committee or board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part; provided however, that:

•
without the prior approval of the company’s stockholders, or except in connection with a corporate transaction, options and SARs issued under the Plan will not be repriced, replaced, or re-granted through cancellation or by lowering the exercise price of a previously granted option or canceled in exchange for cash; and

•
to the extent necessary under any applicable law, regulation, or exchange requirement, no amendment shall be effective unless approved by the stockholders of the company to the extent required by applicable law, regulation, or exchange requirement.

Types of Awards. Each type of Award that may be granted under the Plan is described below:
Stock Options. The compensation committee may grant non-qualified stock options or incentive stock options to employees to purchase shares of common stock. Only non-qualified stock options may be granted to non-employee directors. The compensation committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction in accordance with Section 424(h) of the Internal Revenue Code. The term of an option will also be determined by the compensation committee; provided that the term of an option may not exceed 10 years.
The option exercise price may be paid in cash; by check; in shares of common stock, subject to certain limitations; through a “cashless” exercise arrangement with a broker approved in advance by us; or in any other manner authorized by the compensation committee. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under applicable provisions of the Internal Revenue Code.
Except for certain permitted adjustments, unless approved by our stockholders, (a) the exercise price for any outstanding option granted under the Plan may not be decreased after the date of grant and (b) an outstanding option that has been granted under the Plan may not, as of any date that such option has a per share exercise price that is greater than the then current fair market value of our common stock, be surrendered as consideration for the grant of a new option with a lower exercise price, shares of common stock, shares of restricted stock, restricted stock units, another “stock-based” award or a cash payment.
Restricted Stock. Shares of common stock may be granted by the compensation committee to an eligible participant and made subject to restrictions on sale, pledge or other transfer by the participant for a certain period (the restricted period). All shares of restricted stock will be subject to such restrictions as the compensation committee may provide in an award agreement with the participant, including provisions obligating the participant to forfeit or resell the shares to us in the event of termination of employment or director tenure or if specified performance goals or targets are not met. Participant’s rights with respect to such shares shall be subject to the restrictions provided in the award agreement and the Plan.
Restricted Stock Units. A restricted stock unit represents the right to receive from us, on the respective scheduled vesting or payment date for such restricted stock unit, one share of common stock. An award of restricted stock units may be subject to the attainment of specified performance goals or targets, forfeitability provisions, and such other terms and conditions as the compensation committee may determine, subject to the provisions of the Plan. To the extent an award of restricted stock units is intended to qualify as performance based compensation under Section 162(m), it must be granted subject to the attainment of performance goals and meet the additional requirements imposed by Section 162(m).
Stock Appreciation Rights (SARs). A stock appreciation right may be granted by the compensation committee in its discretion. The compensation committee may grant free standing stock appreciation rights, tandem stock appreciation rights or any combination of these forms of stock appreciation rights. The grant price for each stock appreciation right shall be determined by the compensation committee and shall be specified in the award agreement, but in no event shall the grant price be less than the fair market value of the shares of common stock of the company on the date the stock appreciation right is granted. The grant price of tandem stock appreciation rights shall be equal to the option price of the related option. The term of the stock appreciation right shall be determined by the compensation committee and specified in the award agreement, which relates to the stock appreciation right. No stock appreciation right will be exercised after the tenth anniversary from the date of its grant. Outstanding stock appreciation rights may be exercised on whatever terms and conditions the compensation committee imposes. Tandem stock appreciation rights may be exercised for all or part of the shares subject to the related option on the surrender of the right to exercise equivalent portions of the related option. A tandem stock appreciation right may be exercised only with respect to the shares for which the related option is unexercisable. With respect to a tandem stock appreciation right granted in connection with an incentive stock option, (a) the tandem stock appreciation right will expire no later than the expiration of the underlying incentive stock option; (b) the value of the payout with respect to the tandem stock appreciation right will be for no more than 100% of the difference between the option price of the underlying incentive stock option and the fair market value of the shares subject to the underlying incentive stock option at the time the tandem stock appreciation right is exercised; and (c) the tandem stock appreciation right may be exercised only when the fair market value of the shares subject to the incentive stock option exceeds the option price of the incentive stock option.
On the exercise of a stock appreciation right, a participant will be entitled to receive payment in an amount determined by multiplying: (a) the difference between the fair market value of a share of common stock on the date of exercise and the grant price; by (b) the number of shares with respect to which the stock appreciation right is exercised. In the discretion of the compensation committee, the payment of the stock appreciation right exercised may be in cash, shares of equivalent value (based on the fair market value on the date of exercise of a stock appreciation right) in some combination thereof or in any other form approved by the compensation committee.
Other Stock-Based Awards. The Plan also authorizes the compensation committee to grant participants awards of common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of common stock (other stock-based awards). The compensation committee has discretion to determine the participants to whom other stock-based awards are to be made, the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements.
Performance-Based Compensation Under Section 162(m). Awards that we intend to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals. The pre-established performance goals will be based on any or a combination of the following business criteria applied to our company as a whole, a company division or a subsidiary:

a)	Net earnings or net income (before taxes);

b)	Earnings per share;

c)	Net operating profit;

d)	Operating earnings of operating income;

e)	Operating earnings per share;

f)	Return measures (including, but not limited to, return on assets, capital, equity, or sales);

g)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow per share, and cash flow return on capital);

h)	Earnings before or after taxes, interest, depreciation, and/or amortization and including/excluding capital gains and losses;

i)	Margins, including but not limited to gross or operating margins;

j)	Share price (including, but not limited to, growth measures and total shareholder return);

k)	Operating efficiency (as defined by the compensation committee at the time of selection);

l)	Customer service measures or indices, including customer satisfaction;

m)	Employee satisfaction;

n)	Working capital targets;

o)	Revenue, including revenue growth;

p)	Net asset value or net asset value per share or growth of assets;

q)	Safety (as defined by the compensation committee at the time of selection);

r)	Reserve value or reserve value per share;

s)	Production volumes;

t)	Reserve addition or replacement;

u)	Performance value added (as defined by the compensation committee at the time of selection);

v)	Finding and development costs;

w)	Overall or selected premium or sales growth;

x)	Expense efficiency ratios (ratio of expenses to premium income);

y)	Market share;

z)	Economic value added;

aa)	Shareholder value added;

ab)	Embedded value added;

ac)	Expense ratio;

ad)	Earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization;

ae)	Gross margin;

af)	Total stockholder return;

ag)	Cost control;

ah)	Gross profit;

ai)	Unit volume;

aj)	Capital efficiency ratios;

ak)	Production mix;

al)	Contract mix;

am)	Dayrates;

an)	Number of rigs in operation;

ao)	Rig utilization;

ap)	Number of long-term contracts;

aq)	Long-term contract percentage;

ar)	Hedging percentages;

as)	Leverage ratios;

at)	Coverage ratios;

au)	Acreage leased;

av)	Addition of new plays; and

aw)	Addition of new geographic areas.
Any performance goal(s) may be used to measure the performance of the company as a whole or any business unit of the company or any combination thereof, as the compensation committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparative companies, or published or special index that the compensation committee, in its sole discretion, deems appropriate. The compensation committee may provide that any award under the Plan provide for adjustments for certain events, including asset write-downs, certain unusual or nonrecurring items, and the impact of hedging.
The compensation committee has authority to use different targets from time to time under the performance goals provided in the Plan. As a result, the regulations under Section 162(m) require that the material terms of the performance goals be re-approved by the stockholders every five years. To qualify as performance-based compensation under Section 162(m), grants of restricted stock, restricted stock units and other stock-based awards will be required to satisfy the other applicable requirements of Section 162(m).
Termination of Employment. If a participant ceases to be employed by us or provide services to us for any reason, including death, his outstanding Awards may be exercised or shall expire at such time or times as may be determined by the compensation committee and described in the award agreement.
Change in Control. In the event of a change in control of our company, as defined in the Plan, in which Awards are assumed by the acquirer, all awards will continue to be outstanding in accordance with their original terms except that on a termination of employment or service of a participant occurring upon or during the two years immediately following the date of a change of control by reason of the participant’s death, disability, constructive termination, retirement (defined as termination of a non-employee director's service on the board after serving a full term) or termination by the company without cause, the awards will vest in full and options will be exercisable until at least the shorter of the end of the stated term and the first anniversary of the termination of service. If awards are not assumed by the acquirer in the event of a change in control, the awards will become fully vested and exercisable, all restrictions or limitations on any awards will generally lapse and, unless otherwise provided in the award agreement, all performance criteria and other conditions relating to the payment of awards will generally be deemed to be achieved at targeted levels or waived.
Transferability of Awards. The Plan provides limitations on transfer of awards. Generally, awards can be transferred only:

•	by will;

•	by the laws of descent and distribution; or

•	in certain cases, such as non-qualified stock options and SARs, if permitted by the compensation committee or if so provided in the award agreement.
Payment of Withholding Taxes. We may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. Any participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have us withhold, from the shares the participant would otherwise receive, shares of common stock, in each case having a value equal to the minimum amount required to be withheld (or, if the amendments to the Plan are approved by stockholders at this meeting, at either the minimum or such other withholding level permitted by applicable laws). This election must be made before the date on which the amount of tax to be withheld is determined and is subject to the compensation committee’s right of disapproval.
Awards to be Granted
If our stockholders approve the amendments to the Plan at the annual meeting, additional grants of awards to selected employees and non-employee directors will be made in the future by the compensation committee as necessary to attract and retain employees and directors. This number is highly dependent on the price of our shares of common stock on the grant date, and can be difficult to predict with certainty. Accordingly, at this time it is not possible to determine the number of awards that will be issued in the future.
Federal Income Tax Consequences of Stock Options
Under existing federal income tax provisions, a participant who is granted a stock option normally will not realize any income, nor will we normally receive any deduction for federal income tax purposes, in the year the option is granted.
When a non-qualified stock option granted under the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares of common stock acquired and the aggregate fair market value of the shares of common stock acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.
An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. We will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares of common stock received upon exercise before the expiration of the holding periods.
If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.
If, on a change in control of our company, the exercisability or vesting of an award is accelerated, a portion of the value may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) and thus an employee may be subject to an additional 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.
Clawback
The Plan provides for a clawback of incentive compensation (cash or equity) in the event that the company determines it must restate its financial results as reported in a report filed with the SEC to correct an accounting error due to material noncompliance with any financial reporting requirement within three years after the date of the first public issuance or filing of such financial results. In such event, the company will have the right to recover, at the direction of the committee after it has reviewed the facts and circumstances that led to the requirement for the restatement and the costs and benefits of seeking recovery, any award granted under the Plan to an insider and any employee who was subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) on or after the date of the Plan who ceased being an insider before such restatement (each, a “Covered Officer”), in each case, whose intentional misconduct caused or contributed to the need for the restatement for a fiscal period if a lower award or payment would have been made to the Covered Officer based on the restated financial results. The compensation committee will determine in its discretion the amount, if any, the company will seek to recover from the Covered Officer involved. The company may offset the recoupment amount against current or future incentive and non-incentive compensation and through cancellation of unvested or vested equity awards. In addition, the committee may, to the extent permitted by law, take other remedial and recovery action, as determined by the compensation committee.
Vote Required
Approval of the amendment of the Plan requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote thereon at the meeting.
The board of directors recommends that you vote FOR approval of the Amendments to the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan.

The following table provides information for all equity compensation plans as of the fiscal year ended December 31, 2016, under which our equity securities were authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities included in Column (a)) (c)
Equity compensation plans approved by security holders (1)	108,500(2)	$52.56	1,492,686 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	108,500	$52.56	1,492,686
Notes to table:

(1)	The Plan is the only plan the company now has under which it can award shares of company stock. Shares awarded under the Plan may be newly issued, from our treasury, or acquired in the open market.

(2)	This number includes 108,500 stock options outstanding under the Non-Employee Directors' Stock Option Plan (we no longer issue awards under this plan).

(3)
This number reflects shares under the Plan at the end of 2016. The Plan allows us to grant stock-based compensation to our employees and non-employee directors. A total of 4,500,000 shares of the company’s common stock is authorized for issuance to eligible participants under the Plan. The previous balance of 230,000 shares that were available under the Non-Employee Directors' Stock Option Plan were transferred into the Plan on May 2, 2012. No more than 2,000,000 of the shares available under the Current Plan may be issued as “incentive stock options” and all of the shares available under the Plan may be issued as restricted stock. In addition, shares related to grants that are forfeited, terminated, canceled, expire unexercised, or settled in such manner that all or some of the shares are not issued to a participant shall immediately become available for issuance under the terms of the Plan.

ITEM 5:	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
At its December 2016 meeting our audit committee appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2017 fiscal year. We are asking you to ratify and approve that action. A representative of PricewaterhouseCoopers LLP, will attend the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer appropriate questions.
Although the law does not require this ratification, the audit committee believes that you should be given the opportunity to express your views on this matter. However, even if you ratify the selection, the audit committee may still appoint a new independent registered public accounting firm at any time if it believes that change would be in the best interest of the company and its stockholders. Failure to ratify this selection is not binding on the audit committee. However, if our stockholders do not ratify this selection, the audit committee will reconsider the appointment.
The board of directors unanimously recommends that you vote FOR approval, which vote will act to ratify the selection of PricewaterhouseCoopers LLP.
OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act requires our directors and officers and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Based solely on a review of the copies of the forms furnished to us, we believe that during 2016 all Section 16(a) filing requirements applicable to our reporting persons were complied with and all reports were timely filed.
MATTERS WHICH MAY COME BEFORE THE MEETING
The board does not intend to bring any other matters before the meeting, nor do we know of any matters that other persons intend to bring before the meeting. However, should other matters not mentioned in this proxy statement properly come before the meeting, the persons named in the accompanying proxy card will vote on them in accordance with their best judgment.

CONTACTING US
The following options are available if you would like to contact us:

•	if you would like to receive information about the company:
Our home page on the Internet, located at http://www.unitcorp.com gives you access to certain information regarding the company. This site contains our press releases, financial information and stock quotes, as well as our SEC filings. An online version of this proxy statement is also located on the site.

•	if you would like to contact us directly, please call our Investor Relations Department at (918) 493-7700, or send your correspondence to the following address:
Unit Corporation
Investor Relations
8200 S. Unit Drive
Tulsa, Oklahoma 74132
AVAILABILITY OF OUR FORM 10-K, ANNUAL REPORT AND PROXY STATEMENT
Copies of our Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC, may be obtained without charge by writing to: Mark E. Schell, Secretary, Unit Corporation, 8200 S. Unit Drive, Tulsa, Oklahoma 74132. You also may view a copy of the Form 10-K electronically by accessing our website at http://www.unitcorp.com/investor/filings.htm.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 3, 2017.
You may access our 2016 annual report and this proxy statement and our form of proxy for our May 3, 2017 annual meeting of stockholders at our website at http://www.unitcorp.com/investor/filings.htm, which does not have “cookies” that identify visitors to the site.
INCORPORATION BY REFERENCE
To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or any other filing that we make with the SEC.

Appendix “A”
AMENDMENT NUMBER 1 TO THE
SECOND AMENDED AND RESTATED
UNIT CORPORATION STOCK AND INCENTIVE COMPENSATION PLAN

1.
Introduction. On March 11, 2015, the Board of Directors of Unit Corporation (the “Company”) adopted, and on May 6, 2015, the stockholders of the Company approved, the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan (the “Plan”). The Plan permits the granting of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards and other stock-based awards, to employees (including officers) and non-employee directors of the Company or its subsidiaries.

Under the terms of the Plan, a total of 4,500,000 shares of common stock of Unit Corporation (the “Company”) are reserved for issuance by awards granted under the Plan (subject to adjustment in the event of certain corporate transactions such as a stock split).

2.
Purpose. The primary purpose of this Amendment is to increase the total number of shares of common stock of the Company available for issuance by awards granted under the Plan from 4,500,000 shares to 7,000,000 shares, which will enable the Company to continue to grant awards under the Plan to attract and retain employees of the Company and its subsidiaries. This Amendment also removes the limitation that tax withholdings be at minimum statutory tax rates, which will enable the Company to take advantage of recent changes to accounting standards allowing withholding of stock for tax purposes on settlement of stock-based awards at up to the maximum individual statutory tax rate without triggering adverse accounting consequences that were previously triggered if withholdings exceeded minimum statutory rates.

3.	Amendment. The Plan shall be amended as follows:

a.
In the first sentence of the first paragraph of Section 4.1 of the Plan, the number “Four Million Five Hundred Thousand (4,500,000)” is deleted and the number “Seven Million (7,000,000)” is substituted therefor.

b.	The first sentence in the only paragraph of Article 16 of the Plan is amended and restated in its entirety to read as follows:

“The Company or any Affiliate shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any Affiliate, the minimum amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant’s FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan (or such other amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or other applicable governmental entity).”

4.	No Other Change. Except as specifically set forth in Paragraph 3 above, this Amendment does not change the terms of the Plan.

5.	Effective Date. This Amendment shall take effect and be adopted on the date that the stockholders of the Company approve this Amendment.

Executed as of the 10th day of March, 2017.

ATTEST:                        UNIT CORPORATION

/s/ Mark E. Schell                    By: /s/ Larry D Pinkston
Mark E. Schell                         Larry D. Pinkston
Secretary                        President and Chief Executive Officer

Map of Company Headquarters

Unit Corporation
Headquarters
Tulsa
Sand Springs
Oakhurst
Jenks
Tulsa Int'l Airport
Holly Frontier Refinery
River City Park
Chandler Park
Tulsa State Fairground
Southern Hills Country Club
Page Belcher Golf Course
Oaks Country
Richard Lloyd Jones Jr Airport
Calvery Cemetery
Hicks
E Apache St
W Apache St
E Virgin St
W Pine St
E Pine St
E Independence St
W Edison St
Crosstown Expy
Gilcrease Expy
Cherokee Expy
E 3rd St S
E 4th Pl S
E 10th St
E 11th St S
E 13th Pl S
E 15th St S
W 2nd St
Charles Page Blvd
OK-51 E
OK-51 W
W 21st St S
E 21st St S
W 23rd St S
E 31st St S
E 41st St S
W 41st St S
W 51st St S
E 51st St S
W Skelly Dr
E Skelly Dr
W 61st St S
E 61st St S
W 71st St S
E 71st St S
W 81st St S
E 81st St S
W 91st St
W 91st St S
E 91st St S
E 101st St S
W Main St
W Canyon Rd
Creek Tpke
Turner Tpke
Avery Dr
Wekiwa Rd
N Highway 97
N McKinley Ave
Willow St
L L Tisdale Pkwy
N Utica Ave
N Harvard Ave
N Yale Ave
N Sheridan Rd
N Memorial Dr
Mingo Valley Expy
S Garnett Rd
S 65th West Ave
S 49th West Ave
S 129th West Ave
Southwest Blvd
S Union Ave
Union Ave
Okmulgee Bee Line
Riverside Dr
Riverside Pkwy
S Peoria Ave
S Lewis Ave
S Harvard Ave
S Yale Ave
S Sheridan Rd
S Memorial Dr
S Mingo Rd
S 97th East Ave
Frankhoma Rd
Sahoma Lake Rd
N 9th St
US-75 ALT
Broken Arrow
Osage
Creek
75
412
244
64
44
66
169
97
Sources: Esri, HERE, DeLorme, USGS, Intermap, INCREMENT P, NRCan, Esri Japan, METI, Esri China (Hong Kong), Esri Korea, Esri (Thailand), MapmyIndia, NGCC, © OpenStreetMap contributors, and the GIS User Community

0

UNIT CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNIT CORPORATION

The undersigned hereby appoints Larry D. Pinkston and Mark E. Schell proxies for the undersigned, each of them with full power of substitution, to vote all shares of the company which the undersigned may be entitled to vote at the 2017 Annual Meeting of Stockholders, or at any adjournments of the meeting, on the matters set out on this proxy card and on such other business as may properly come before the meeting.

(Continued and to be signed on the reverse side.)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

UNIT CORPORATION

May 3, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, proxy card, and annual report are available at **http://www.unitcorp.com/investor/filings.htm**

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00033303030000000000 3 050317

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE LISTED NOMINEES FOR THE ELECTION OF DIRECTORS, AND "FOR" PROPOSAL 2, FOR "ONE YEAR" ON PROPOSAL 3, "FOR" PROPOSAL 4, AND "FOR" PROPOSAL 5. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Election of Directors:			
J. Michael Adcock	☐	☐	☐
Steven B. Hildebrand	☐	☐	☐
Larry C. Payne	☐	☐	☐
G. Bailey Peyton IV	☐	☐	☐
2. Approve, on an advisory basis, our named executive officers' compensation.	☐	☐	☐

	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
3. Select, on a non-binding advisory basis, the frequency of the stockholders' vote on the compensation of the company's named executive officers.	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
4. Approve Amendment Number 1 to the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan.	☐	☐	☐
5. Ratify the selection of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for fiscal year 2017.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 4, AND 5, AND "ONE YEAR" ON PROPOSAL 3.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

UNIT CORPORATION

May 3, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, proxy card, and annual report are available at **http://www.unitcorp.com/investor/filings.htm**

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00033333040303000000 6   050317

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE LISTED NOMINEES FOR THE ELECTION OF DIRECTORS, AND "FOR" PROPOSAL 2, FOR "ONE YEAR" ON PROPOSAL 3, "FOR" PROPOSAL 4, AND "FOR" PROPOSAL 5. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Election of Directors:			
J. Michael Adcock	☐	☐	☐
Steven B. Hildebrand	☐	☐	☐
Larry C. Payne	☐	☐	☐
G. Bailey Peyton IV	☐	☐	☐
2. Approve, on an advisory basis, our named executive officers' compensation.	☐	☐	☐

	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
3. Select, on a non-binding advisory basis, the frequency of the stockholders' vote on the compensation of the company's named executive officers.	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
4. Approve Amendment Number 1 to the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan.	☐	☐	☐
5. Ratify the selection of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for fiscal year 2017.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 4, AND 5, AND "ONE YEAR" ON PROPOSAL 3.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Unit Corporation
8200 S. Unit Drive
Tulsa, OK 74132
(918) 493-7700
http://www.unitcorp.com